UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

salesforce.com, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

May     , 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc. on Thursday, June 6, 2013 at 2:00 p.m., local time, at the St. Regis Hotel, 125 3rd Street, San Francisco, California 94103.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2013 Annual Report.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone, or over the Internet. Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person.

Thank you for your ongoing support of salesforce.com. We look forward to seeing you at our Annual Meeting.

Aloha,

Marc Benioff

Chairman of the Board of Directors and

Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 6, 2013

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation, will be held on Thursday, June 6, 2013 at 2:00 p.m., local time, at the St. Regis Hotel, 125 3rd Street, San Francisco, California 94103, for the following purposes:

1.	To elect three Class III directors, Stratton Sclavos, Lawrence Tomlinson and Shirley Young, each to serve a one-year term (if Proposal 2 is approved) or a three-year term (if Proposal 2 is not approved), and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To approve the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company to eliminate the classified structure of the Board of Directors;

3.	To approve the Company’s 2013 Equity Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014;

5.	To approve, on an advisory basis, named executive officer compensation; and

6.	To transact such other business as may properly come before the Annual Meeting or at any and all adjournments, continuations or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on May 6, 2013 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder returned a proxy. You will need to bring the enclosed Admission Ticket or proof of ownership of salesforce.com stock as of the record date to enter the Annual Meeting.

This Notice, the Proxy Statement and the 2013 Annual Report are first being mailed to stockholders on or about May     , 2013.

By Order of the Board of Directors

Burke F. Norton

Executive Vice President, Chief Legal Officer and

Secretary

San Francisco, California

May     , 2013

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THE PURPOSE OF RETURNING YOUR PROXY CARD. YOU MAY ALSO VOTE BY TELEPHONE OR OVER THE INTERNET. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Thursday, June 6, 2013 at 2:00 p.m., local time, at the St. Regis Hotel, 125 3rd Street, San Francisco, California 94103.

What will I be voting on?

You will be voting on:

1.	the election of three Class III directors, Stratton Sclavos, Lawrence Tomlinson and Shirley Young, each to serve a one-year term (if Proposal 2 is approved) or a three-year term (if Proposal 2 is not approved), and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company to eliminate the classified Board structure and provide for the annual election of directors;

3.	the Company’s 2013 Equity Incentive Plan;

4.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014;

5.	an advisory vote to approve named executive officer compensation; and

6.	any such other business as may properly come before the Annual Meeting or at any and all adjournments, continuations or postponements thereof.

An agenda and rules of procedure will be distributed at the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“FOR” each of Stratton Sclavos, Lawrence Tomlinson and Shirley Young;

•

“FOR” the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company to eliminate the classified Board structure and provide for the annual election of directors;

•	“FOR” the approval of the Company’s 2013 Equity Incentive Plan;

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014; and

•	“FOR” the proposal regarding an advisory vote to approve named executive officer compensation.

How many votes do I have?

You will have one vote for every share of salesforce.com common stock you owned as of May 6, 2013, our record date.

How do I vote?

You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

To vote by proxy, you must either:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-prepaid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote over the Internet (instructions are on the proxy card).

If you want to vote in person at the Annual Meeting, and you hold your salesforce.com stock through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

Do I need a ticket to attend the Annual Meeting?

Yes, a stockholder planning to attend the Annual Meeting must bring the enclosed Admission Ticket and proof of identity for entrance to the Annual Meeting. When you arrive at the Annual Meeting, you may be asked to present photo identification, such as a driver’s license or passport.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The Board of Directors of salesforce.com, inc., a Delaware corporation (“salesforce.com,” the “Company,” “we,” “us,” or “our”), is soliciting this Proxy Statement and the enclosed proxy card for use at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, June 6, 2013 at 2:00 p.m., local time, and for any adjournment or postponement of the Annual Meeting. Our Annual Meeting will be held at the St. Regis Hotel, 125 3rd Street, San Francisco, California 94103. You will need to bring the enclosed Admission Ticket or proof of ownership of salesforce.com stock as of the record date to enter the Annual Meeting. Our Annual Report for the fiscal year ended January 31, 2013, or “fiscal 2013,” including our financial statements for fiscal 2013, is also enclosed. These proxy materials are first being mailed to stockholders on or about May     , 2013.

Stockholders Entitled to Vote; Record Date; Stock Split

As of the close of business on May 6, 2013, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding                      shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder. No shares of preferred stock of the Company were outstanding as of May 6, 2013.

All valid proxies received before the Annual Meeting will be voted according to the instructions thereon. Stockholders entitled to vote at the Annual Meeting may vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope, or vote by telephone or over the Internet by following the instructions on the enclosed proxy card.

On April 18, 2013, the Company effectuated a 4:1 forward stock split. All share numbers and per share prices presented in this Proxy Statement are made on a split-adjusted basis, unless otherwise indicated herein.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Shares that are voted “abstain” and broker non-votes (as defined below) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

In the election of directors, any vote you make that is an “abstain” for any nominee will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted.

For the other proposals, an “abstain” vote is the same as voting against the proposal.

If you hold your common stock through a broker, the broker may be prevented from voting shares held in your brokerage account (a “broker non-vote”) unless you have given the broker voting instructions. Thus, if you hold your common stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your common stock through a broker and you do not instruct your broker how to vote on Proposals 1, 2, 3 and 5 of this Proxy Statement, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposal(s).

Your broker will continue to have discretion to vote any uninstructed shares on Proposal 4 of this Proxy Statement, the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting; Revocability of Proxies

Voting by attending the meeting.    Stockholders whose shares are registered in their own names may vote their shares in person at the Annual Meeting. Stockholders whose shares are held beneficially through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name) may be voted in person at the Annual Meeting only if such stockholders obtain a legal proxy from the broker, bank, trustee or nominee that holds their shares giving the stockholders the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. A stockholder planning to attend the Annual Meeting must bring the enclosed Admission Ticket and proof of identity for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting and validly submits his or her vote in person, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Your attendance at the Annual Meeting in and of itself will not revoke any prior votes you may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

Voting of proxies; Discretionary Voting.    Stockholders may vote (1) by returning a proxy card, (2) by telephone or (3) over the Internet. If you wish to vote by mail, please complete, sign and return the proxy card in the self-addressed, postage-prepaid envelope provided. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If you wish to vote by telephone or over the Internet, please follow the specific instructions set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or over the phone or Internet, your shares will be voted as recommended by the Board of Directors.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Effect of not casting your vote.    If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors, the approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, the approval of the Company’s 2013 Equity Incentive Plan and the advisory vote to approve named executive officer compensation (Proposals 1, 2, 3 and 5 of this Proxy Statement). Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4 of this Proxy Statement).

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke your proxy by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) entering a new vote by telephone or over the Internet. Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable, out-of-pocket expenses. The Company may use the services of the Company’s directors, officers and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $12,500, plus reasonable out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

All proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company’s proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the advance notice of stockholder business provision under the Company’s Bylaws. As summarized below, such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

To be timely, a stockholder proposal must be received at the Company’s principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Stockholder proposals to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than February 21, 2014 nor later than March 24, 2014.

To be in proper written form, a stockholder’s notice to the Secretary of the Company shall set forth as to each matter of business the stockholder intends to bring before the annual meeting (i) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder(s) proposing such business, (iii) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s), (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) with respect to any securities or the Company, and a description of any other similar agreement, arrangement or understanding, (v) any material interest of the stockholder(s) in such business and (vi) a statement whether such stockholder(s) will deliver a proxy statement and form of proxy to the Company’s stockholders. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than ten days following the record date to disclose the information contained in clauses (iii) and (iv) in this paragraph as of the record date.

In addition, any stockholder proposal intended to be included in the Company’s proxy statement for the next annual meeting of stockholders of the Company must also satisfy Securities and Exchange Commission, or SEC, regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received not later than January 7, 2014. In the event the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on January 14, 2011 as Exhibit 3.1 to a Current Report on Form 8-K, available at http://www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials, such as annual reports, proxy statements and proxy cards, in either paper or electronic form, please contact Investor Relations at (415) 536-6250, investor@salesforce.com, or www.salesforce.com/investor.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250, investor@salesforce.com, www.salesforce.com/investor or write to salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013

The Notice and Proxy Statement and Annual Report are available at www.edocumentview.com/CRM.

DIRECTORS AND CORPORATE GOVERNANCE

The Company’s Board of Directors currently consists of nine directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to earlier resignation or removal. If Proposal 2 is approved, our Board of Directors will no longer be classified, and all nominees will serve for a one-year term, rather than a three-year term. Please see Proposal 1 in this Proxy Statement for more information about the election of our Class III directors.

The names and certain information about members of our Board of Directors as of March 18, 2013 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Positions and Offices Held with the Company	Director Since	Class and Year in Which Term Will Expire	Age
Marc Benioff	Chairman of the Board and Chief Executive Officer	1999	Class I, 2014	48
Craig Conway	Director	2005	Class I, 2014	58
Alan Hassenfeld	Director	2003	Class I, 2014	64
Craig Ramsey	Director	2003	Class II, 2015	66
Sanford R. Robertson	Director	2003	Class II, 2015	81
Stratton Sclavos	Director	2000	Class III, 2013	51
Lawrence Tomlinson	Director	2003	Class III, 2013	72
Maynard Webb	Director	2006	Class II, 2015	57
Shirley Young	Director	2005	Class III, 2013	77

Marc Benioff co-founded salesforce.com in February 1999 and has served as Chairman of the Board of Directors since inception. He has served as Chief Executive Officer since November 2001. From 1986 to 1999, Mr. Benioff was employed at Oracle Corporation, where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of Directors of the salesforce.com/foundation and serves as a member of the Board of Directors of Cisco Systems, Inc. Mr. Benioff received a Bachelor of Science in Business Administration (B.S.B.A.) from the University of Southern California, where he is also on the Board of Trustees.

Mr. Benioff’s status as one of our founders, as well as his tenure as our Chief Executive Officer and Chairman of the Board of Directors, brings unique and invaluable experience to the Board of Directors. Further, his experience in sales, marketing and product development at other technology companies supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Craig Conway has served as a Director since October 2005. From April 1999 to October 2004, Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from November 1996 to February 1999 and TGV Software from September 1993 to March 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director and executive chairman of Guidewire Software, Inc. and a director of Advanced Micro Devices, Inc., both publicly-traded companies. During the past five years, Mr. Conway also served as a director of eMeter Corporation, Pegasystems Inc., Unisys Corporation and Kazeon Systems. Mr. Conway received a B.S. from the State University of New York at Brockport.

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly-held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1989. He served as its Chairman from 1989 to February 2008, and also served as its Chairman and Chief Executive Officer from 1989 to May 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. Mr. Hassenfeld also serves as a director of Global Cornerstone Holdings Limited, a publicly-traded company. He also serves as a director of the salesforce.com/foundation and other not-for-profit organizations. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Craig Ramsey has served as a Director since April 2003. From July 2003 to September 2004, Mr. Ramsey served as CEO of Solidus Networks, Inc., a biometrics payments company. From March 1996 to April 2000, Mr. Ramsey served as Senior Vice President, Worldwide Sales, of Siebel Systems, Inc., a provider of eBusiness applications. From March 1994 to March 1996, Mr. Ramsey served as Senior Vice President, Worldwide Sales, Marketing and Support for nCube, a maker of massively parallel computers. From 1968 to 1994, Mr. Ramsey held various positions with Oracle Corporation, Amdahl and IBM. Mr. Ramsey currently serves as a member of the Board of Directors of Guidewire Software, Inc., a publicly-traded company. He also serves as a director of Fan Appz, a privately-held company. In addition, he also serves as a board member of the Glide Memorial Foundation. During the past five years, Mr. Ramsey has also served as a director of Solidus Networks Inc., M-Factor, Inc. and Verticals onDemand. Mr. Ramsey received a B.A. in Economics from Denison University.

Mr. Ramsey’s tenure at various technology companies has provided him with a meaningful background in management, including experience as a chief executive officer, and leadership experience in sales and marketing. This critical experience, along with his service on the boards of other publicly-held companies, supports our conclusion that Mr. Ramsey has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Sanford R. Robertson has served as a Director since October 2003. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in January 2000, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson has been an active technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of three publicly-traded companies, Dolby Laboratories, Inc., Pain Therapeutics, Inc. and RPX Corporation. He also serves as a director of the Schwab Charitable Fund. Mr. Robertson received a B.B.A. and M.B.A. from the University of Michigan.

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly-held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Stratton Sclavos has served as a Director since February 2000. Since November 2007, Mr. Sclavos has served as Partner at Radar Partners, an investment firm. From July 1995 to May 2007, Mr. Sclavos served as President and Chief Executive Officer of VeriSign, Inc., a provider of infrastructure services to websites, enterprises, electronic service providers and individuals. Mr. Sclavos also served as Chairman of the Board of Directors of VeriSign, Inc. from December 2001 to May 2007. Prior to that time, he served in various sales and marketing capacities for Taligent, Inc., Go, Inc., MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos currently serves as a director of Sencha, Inc., a privately-held company. During the past five years, Mr. Sclavos has also served as a director of Juniper Networks, Inc., VeriSign, Inc., Intuit, Inc. and Dasient, Inc. Mr. Sclavos received a B.S. from the University of California at Davis.

Mr. Sclavos’s tenure at various technology companies has provided him with extensive experience in management, including experience as a chief executive officer, and in sales and marketing. This experience, along with his service on the boards of other publicly-held companies, supports our conclusion that Mr. Sclavos has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Lawrence Tomlinson has served as a Director since May 2003. Mr. Tomlinson retired from Hewlett-Packard Co. in June 2003. Prior to retiring from Hewlett-Packard, from 1993 to June 2003 Mr. Tomlinson served as its Treasurer, from 1996 to 2002 he was also a Vice President and from 2002 to June 2003 he was also a Senior Vice President. Mr. Tomlinson currently serves as a director of Coherent, Inc., a publicly-held company. Mr. Tomlinson has also served as a director of Therma-Wave, Inc. Mr. Tomlinson received a B.S. from Rutgers University and an M.B.A. from Santa Clara University.

Mr. Tomlinson is an experienced financial leader with the skills necessary to serve as a director and to lead our Audit Committee. He has a deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations. Additionally, our Board of Directors’ determination that Mr. Tomlinson is the Audit Committee’s “financial expert,” as well as Mr. Tomlinson’s service on the boards and audit committees of other public companies, supports our conclusion that Mr. Tomlinson has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Maynard Webb has served as a Director since September 2006. From December 2006 to July 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From June 2002 to August 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From August 1999 to June 2002, Mr. Webb served as President of eBay Technologies. Prior to that Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as a director of Yahoo! Inc., a publicly-held company. Mr. Webb also currently serves as Chairman of the Board of Directors of LiveOps, Inc., a privately-held company. During the past five years, Mr. Webb has also served as a director of Gartner, Inc., Hyperion Solutions Corporation, AdMob, Inc. and Baynote, Inc. Mr. Webb received a B.A.A. from Florida Atlantic University.

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Shirley Young has served as a Director since October 2005. Since 2000, Ms. Young has served as President of Shirley Young Associates, LLC, a business advisory company. She also serves as a senior advisor to General Motors-Asia Pacific. Previously, Ms. Young served as corporate Vice President of General Motors responsible for China Strategic Development and as Executive Vice President of Grey Advertising and President of Grey Strategic Marketing. Ms. Young currently serves as a director of Teletech, Inc., a publicly-traded company. She also served on the Board of Directors of Verizon, Bank of America, Bombay Company, Harrah’s and Dayton Hudson-Target. She is a former member of the Worldwide Board of Directors of The Nature Conservancy and current member of its Asia Pacific Council, current board member of the National Dance Institute, and current governor and former founding chairman of the Committee of 100, a national Chinese-American leadership organization and current Chair of its cultural associate, US-China Cultural Institute. Ms. Young received a B.A. from Wellesley College.

Ms. Young brings diverse international business experience to our Board of Directors. Her tenure at various companies with global brands has provided her with extensive executive and advertising expertise. This in-depth experience, together with her leadership roles on philanthropic organizations and her service on the boards of other publicly-held companies, supports our conclusion that Ms. Young has the necessary and desired skills, experience and perspective to serve on our Board of Directors.

Board Independence

The Board of Directors has determined that, except for Mr. Benioff as Chief Executive Officer, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board of Directors also adopted and applied the following standards, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is an executive officer of the Company;

•	has been an employee of the Company within the past three years or has an immediate family member who has been an executive officer of the Company within the past three years;

•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

is a current partner or employee of a firm that is the Company’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on the Company’s audit, or; was, or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives serve on the other company’s compensation committee during the past three years; or

•

is employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Marc Benioff, also serves as Chairman of the Board. The Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s crucial leadership and years of experience in the Company’s business. Serving as both Chairman of the Board and Chief Executive Officer since 2001, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company. Independent directors and management sometimes have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.

In June 2007, the Board of Directors approved the creation of the position of Lead Independent Director. Sanford R. Robertson has served as the Lead Independent Director since June 2007, and his current two-year term will expire in June 2013. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board of Directors and Chief Executive Officer, and has such other authority as generally held by a lead independent director and as the independent directors shall determine from time to time.

Board Meetings and Director Communications

During fiscal 2013, the Board of Directors held seven meetings. During fiscal 2013, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any of the committees of the Board of Directors on which such director served. Directors are also expected to attend annual meetings of the stockholders of the Company absent an unavoidable and irreconcilable conflict. All of the directors attended the Company’s 2012 Annual Meeting of Stockholders.

The non-management members of the Board of Directors also meet in regularly scheduled executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee will serve as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board of Directors, by mail to the Company’s principal executive offices addressed to the intended recipient and care of our Corporate Secretary or by email to CorporateSecretary@salesforce.com. The Corporate Secretary will maintain a log of such communications and transmit them promptly to the identified recipient, unless there are safety or security concerns that mitigate against further transmission. The intended recipient shall be advised of any communication withheld for safety or security reasons as soon as practicable.

Corporate Governance and Board Committees

The Company and its Board of Directors regularly review and evaluate the Company’s corporate governance practices. The Board of Directors has adopted corporate governance principles that address the composition of and policies applicable to the Board of Directors as well as a Corporate Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer. The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Corporate Code of Conduct are available in the Corporate Governance section of the Company’s website at http://www.salesforce.com/company/investor/governance/, or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Corporate Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company also has other corporate governance policies related to compensation, which are described in the “Compensation Discussion and Analysis – Other Compensation Policies” in this Proxy Statement.

The Board of Directors has also adopted a written charter for each of the three standing committees of the Board of Directors: the Audit and Finance Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at http://www.salesforce.com/company/investor/governance/, or in print by contacting Investor Relations at our principal executive offices.

Audit Committee.    The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent accountants; approves the retention of the independent accountants to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent accountants on the salesforce.com engagement team as required by law; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; discusses guidelines and policies to govern the process by which risk assessment and management is undertaken and handled; and discusses with management and the independent accountants the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held eight meetings in fiscal 2013. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Messrs. Tomlinson, who is the committee chair, Hassenfeld, Robertson and Webb. The Board of Directors has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the NYSE and the SEC. The Board of Directors has further determined that Mr. Tomlinson is the Company’s audit committee financial expert as defined by the SEC.

Compensation Committee.    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options and other awards under these stock plans. Although the Compensation Committee does not at present do so, it may delegate its authority to members of management to determine awards under the Company’s incentive-based or equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee also reviews and evaluates the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter, and prepares any report required under SEC rules. The Compensation Committee held seven meetings in fiscal 2013. The report of the Compensation Committee is included in this Proxy Statement.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee at present engages an outside consultant on a regular basis to advise the Compensation Committee on the Company’s compensation practices.

The current members of the Compensation Committee are Mr. Ramsey, who is the committee chair, Mr. Conway and Ms. Young. The Board of Directors has determined that all members of the Compensation Committee meet the applicable tests for independence under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Service.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for: identifying individuals qualified to become members of the Board of Directors; recommending to the Board of Directors director nominees for each election of directors; developing and recommending to the Board of Directors criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board of Directors and each committee. The Nominating and Corporate Governance Committee held four meetings in fiscal 2013.

The current members of the Nominating and Corporate Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld and Tomlinson. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee meet the applicable tests for independence under the applicable rules and regulations of the NYSE.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board of Directors and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through directors or management. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of the Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience, diversity and skills of its members.

Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual’s name, qualifications, and the other information set forth below in “Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting” to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Other Committees.    Pursuant to the Company’s Bylaws, the Board of Directors may designate other standing or ad hoc committees to serve at the pleasure of the Board of Directors from time to time.

Board’s Role in Risk Oversight.    The Board of Directors as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions. The Audit Committee oversees risks associated with our financial statements, financial reporting and accounting policies. Further, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The Board Committees receive regular reports directly from officers responsible for oversight of particular risks within the Company.

Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting.    Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the advance notice requirements for director nominations set forth in the Company’s Bylaws have been met. As summarized below, this advance notice provision requires a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

In order for a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company’s principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Director nominations to be made at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than February 21, 2014 nor later than March 24, 2014.

In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company’s principal executive offices not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, a stockholder’s notice to the Secretary of the Company shall set forth:

•

as to each nominee whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and (vii) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

•

as to such stockholder(s) giving notice of the director nomination, (i) the name and address of the stockholder(s) proposing the director nomination, (ii) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) with respect to any securities or the Company, and a description of any other similar agreement, arrangement or understanding, (iv) any material interest of the stockholder(s) in such director nomination, and (v) a statement whether such stockholder(s) will deliver a proxy statement and form of proxy to the Company’s stockholders. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (ii) and (iii) of this paragraph as of the record date.

At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Company (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to these requirements.

The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee each receive an additional $5,000 per quarter, and the chair of the Audit Committee receives an additional $10,000 per quarter. Each non-employee director also receives an additional $1,250 for attendance at each special Board of Directors meeting and each regular or special committee meeting. During fiscal 2013, the Lead Independent Director received an additional fee of $30,000 per year.

During fiscal 2013, each non-employee director received a quarterly grant of 800 fully-vested shares of Common Stock on a pre-split basis (3,200 shares on a split-adjusted basis) for service during the respective preceding quarter. All equity awards were made pursuant to our 2004 Outside Directors Stock Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board of Directors and committee meetings.

Annually, the Board of Directors evaluates the compensation of our non-employee directors, including with input from Compensia, Inc., the Compensation Committee’s compensation consultant, and upon the recommendation of the Nominating and Corporate Governance Committee.

The Board of Directors has approved a stock ownership policy for our non-employee directors. Each non-employee director is required to attain, by the later of March 16, 2015 or the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 5,000 shares of Common Stock on a pre-split basis (20,000 shares on a split-adjusted basis) or (ii) such number of shares of Common Stock having an aggregate value of $200,000.

The following table sets forth information concerning the compensation earned during fiscal 2013 by our Board of Directors:

DIRECTOR COMPENSATION FOR FISCAL 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Marc Benioff (2)	—	—		—		—	—	—	—
Craig Conway	62,500	475,520	(3)	—	(4)	—	—	—	538,020
Alan Hassenfeld	68,750	475,520	(3)	—	(4)	—	—	—	544,270
Craig Ramsey	81,250	475,520	(3)	—	(4)	—	—	—	556,770
Sanford Robertson	118,750	475,520	(3)	—	(5)	—	—	—	594,270
Stratton Sclavos	51,250	475,520	(3)	—	(4)	—	—	—	526,770
Lawrence Tomlinson	108,750	475,520	(3)	—	(4)	—	—	—	584,270
Maynard Webb	63,750	475,520	(3)	—	(4)	—	—	—	539,270
Shirley Young	62,500	475,520	(3)	—	(4)	—	—	—	538,020

(1)	Stock awards consist solely of stock grants of fully-vested shares of Common Stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of Common Stock on the date of grant.
(2)	Mr. Benioff’s compensation as our Chief Executive Officer is reflected under “Executive Compensation and Other Matters—Summary Compensation Table” elsewhere in this Proxy Statement, and he receives no separate compensation as a director. At the end of fiscal 2013, Mr. Benioff held outstanding stock options to purchase 4,600,000 shares of Common Stock on a split-adjusted basis and did not hold any outstanding unvested stock awards.
(3)	During fiscal 2013, each director (except Mr. Benioff) received a stock award of 3,200 fully-vested shares of Common Stock on a split-adjusted basis on February 28, 2012, May 22, 2012, August 28, 2012 and November 27, 2012 with grant fair values of $114,768, $119,560, $116,096 and $125,096, respectively. At the end of fiscal 2013, no director held any outstanding unvested stock awards.
(4)	At the end of fiscal 2013, this director did not hold any options to purchase Common Stock.
(5)	At the end of fiscal 2013, Mr. Robertson held options to purchase 160,000 shares of Common Stock on a split-adjusted basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock on a split-adjusted basis as of March 18, 2013 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our Common Stock; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership in the following table is based on 589,212,480 shares of Common Stock on a split-adjusted basis outstanding as of March 18, 2013:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
FMR LLC (1)	85,191,916	14.5%
82 Devonshire Street, Boston, Massachusetts 02109
T. Rowe Price Associates, Inc. (2)	35,810,796	6.1%
100 E. Pratt Street, Baltimore, Maryland 21202
BlackRock, Inc. (3)	29,401,204	5.0%
40 East 52nd Street, New York, New York 10022

Directors and Named Executive Officers
Marc Benioff (4)	42,316,664	7.2%
Craig Conway	23,056	*
Blair Crump (5)	145,308	*
Parker Harris (6)	2,655,864	*
Alan Hassenfeld (7)	107,200	*
Craig Ramsey (8)	2,065,752	*
Sanford R. Robertson (9)	163,200	*
Stratton Sclavos	12,800	*
Graham Smith (10)	319,832	*
Larry Tomlinson	32,400	*
Frank van Veenendaal (11)	680,492	*
Maynard Webb (12)	68,400	*
Shirley Young	78,400	*
All current directors and executive officers as a group (17 persons) (13)	49,756,052	8.4%

*	Less than 1%.
(1)

Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC, on behalf of itself, Fidelity Management & Research Company (a wholly-owned subsidiary of FMR LLC), Fidelity Growth Company Fund (one of the investment companies to which Fidelity Management & Research Company acts as investment advisor), Edward C. Johnson 3d (Chairman of FMR LLC), Fidelity Management Trust Company (a wholly-owned subsidiary of FMR LLC), Strategic Advisers, Inc. (a wholly-owned subsidiary of FMR LLC) and Pyramis Global Advisors Trust Company (an indirect wholly-owned subsidiary of FMR LLC). According to the Schedule 13G/A, of 85,191,916 shares, as of December 31, 2012, 85,012,668 shares were held by Fidelity Management & Research Company (of which, 42,854,080 shares were held by Fidelity Growth Company Fund), 163,244 shares were held by Fidelity Management Trust Company, 2,004 shares were held by Strategic Advisers, Inc. and 14,000 shares were held by Pyramis Global Advisors Trust Company. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management & Research Company, Fidelity Management Trust Company and Pyramis Global Advisors Trust Company, each has sole power to dispose of the 85,012,668 shares owned by Fidelity Management & Research Company, 163,244 shares owned by Fidelity Management Trust Company and the 14,000 shares owned by Pyramis Global Advisors Trust Company, respectively.

(2)	Based solely upon a Schedule 13G filed with the SEC on February 13, 2013 by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2012.
(3)	Based solely upon a Schedule 13G/A filed with the SEC on February 11, 2013 by BlackRock, Inc., reporting beneficial ownership as of December 31, 2012.
(4)	Includes 1,466,664 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013. All other shares are held in the Marc R. Benioff Revocable Trust.
(5)	Includes 134,596 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013.
(6)	Includes 697,148 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013. Also includes 1,825,408 shares held in trusts.
(7)	Includes 800 shares held by a family member.
(8)	Includes 670,768 shares held by a former spouse.
(9)	Includes 160,000 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013.
(10)	Includes 238,464 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013.
(11)	Includes 652,980 shares issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013. Also includes 12,000 shares held in trusts.
(12)	All shares held in a trust.
(13)	Includes 4,294,884 issuable upon the exercise of options that are vested and exercisable within 60 days of March 18, 2013.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain four equity compensation plans that provide for the issuance of shares of Common Stock to our officers and other employees, directors and consultants. These are the 2004 Equity Incentive Plan, as amended (the “2004 Equity Plan”), the 2004 Outside Directors Stock Plan, as amended (the “2004 Outside Directors Stock Plan”) and the 2004 Employee Stock Purchase Plan (the “ESPP”), which have been approved by stockholders. We previously maintained the 1999 Stock Option Plan, as amended (the “1999 Stock Option Plan”), which expired by its terms in April 2009. The expiration of the 1999 Stock Option Plan did not affect awards outstanding under the plan, which continue to be governed by the terms and conditions of the 1999 Stock Option Plan. We also maintain the 2006 Inducement Equity Incentive Plan, which has not been approved by stockholders. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by stockholders. We are currently seeking stockholder approval of the 2013 Equity Incentive Plan. See “Proposal 3—Approval of the 2013 Equity Incentive Plan” in this Proxy Statement.

The following table sets forth information regarding outstanding stock options and shares on a split-adjusted basis reserved for future issuance under the foregoing plans as of January 31, 2013:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	51,851,612	(2)	$14.65	15,580,824	(3)
Equity compensation plans not approved by security holders	4,914,300	(4)	$7.69	1,225,676	(5)

Total	56,765,912		$14.05	16,806,500

(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)	Consists of option grants granted under the 1999 Stock Option Plan as well as option grants and restricted stock units granted under the 2004 Equity Plan.
(3)	Consists of the 2004 Equity Plan, the 2004 Outside Directors Stock Plan and the ESPP. In September 2011, the Board of Directors authorized the commencement of offerings under the ESPP. Under the ESPP, the shares that are reserved for issuance are subject to automatic increase on February 1 in each year from 2005 through 2013 by the lesser of 1% of our then outstanding shares of common stock or 1,000,000 shares on a pre-split basis (4,000,000 shares on a split-adjusted basis). The Board of Directors may elect to reduce, but not increase without also obtaining stockholder approval, the number of additional shares authorized in any year under the ESPP. On February 1, 2013, the number of additional shares reserved for issuance under this automatic increase feature of the ESPP was 1,000,000 on a pre-split basis (4,000,000 on a split-adjusted basis). Under the 2004 Equity Plan, the shares that are reserved for issuance are subject to automatic increase on February 1 in each year from 2009 through 2013 by the lesser of 3.5% of our then outstanding shares of common stock or 3,500,000 shares on a pre-split basis (14,000,000 shares on a split-adjusted basis). The Board of Directors may elect to reduce, but not increase without also obtaining stockholder approval, the number of additional shares authorized in any year under the 2004 Equity Plan. On February 1, 2013, the number of additional shares reserved for issuance under this automatic increase feature of the 2004 Equity Plan was 3,500,000 on a pre-split basis (14,000,000 on a split-adjusted basis).
(4)

Consists of the 2006 Inducement Equity Incentive Plan and the following plans which have been assumed by us in connection with certain of our acquisition transactions solely with respect to outstanding securities at the time of the acquisition: the Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan assumed by us with our acquisition of Radian6 Technologies, Inc. in May 2011; the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc.

2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan assumed by us with our acquisition of 2Catalyze, Inc. d/b/a Rypple in February 2012; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; and the Goinstant, Inc. Stock Option Plan assumed by us with our acquisition of Goinstant, Inc. in September 2012.

(5)	Consists of the 2006 Inducement Equity Incentive Plan. The material features of this plan are described below.

Material Features of the 2006 Inducement Equity Incentive Plan

In April 2006, the Board of Directors approved the 2006 Inducement Equity Incentive Plan (the “Inducement Plan”) and has granted awards under the Inducement Plan in accordance with New York Stock Exchange Rule 303A.08. A total of 400,000 shares on a pre-split basis (1,600,000 shares on a split-adjusted basis) of Common Stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In each of March 2009 and January 2011, the Board of Directors approved an increase of 300,000 shares on a pre-split basis (1,200,000 shares on a split-adjusted basis) of Common Stock to the Inducement Plan. In each of September 2011 and June 2012, the Board of Directors approved an increase of 400,000 shares on a pre-split basis (1,600,000 shares on a split-adjusted basis) of Common Stock to the Inducement Plan. The Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our Common Stock on the date of grant. Options granted under the Inducement Plan generally have a five-year term and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months, subject to continued service with the Company. Restricted stock unit awards granted under the Inducement Plan generally vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months, subject to continued service with the Company. The Company has also granted restricted stock awards under the Inducement Plan. As of January 31, 2013, 1,225,676 shares of Common Stock on a split-adjusted basis remained available for issuance under the Inducement Plan.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the fiscal 2013 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) who were our next most highly-compensated executive officers as of the end of fiscal 2013. These individuals were:

•	Marc Benioff, our Chairman of the Board of Directors and Chief Executive Officer (our “CEO”);

•	Graham Smith, our Executive Vice President and Chief Financial Officer (our “CFO”);

•	Blair Crump, our President, Global Enterprise;

•	Parker Harris, our Co-Founder; and

•	Frank van Veenendaal, our Vice Chairman.

These executives were our named executive officers (the “Named Executive Officers”) for fiscal 2013. In this Compensation Discussion and Analysis, saleforce.com, inc. is referred to as “our,” “us,” “we,” or “the Company.”

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2013. It also provides an overview of our executive compensation philosophy, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of the Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executives, including the Named Executive Officers, in fiscal 2013, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

Fiscal 2013 Financial Highlights

We are a leading provider of enterprise cloud computing solutions. We provide a comprehensive collaboration and customer relationship management service to businesses of all sizes and industries worldwide, and we provide a technology platform for customers and developers to build and run business applications.

Although the volatility in the global economic environment over the past few fiscal years has presented several challenges for the Company, in fiscal 2013, we achieved several significant financial results:

•	Generated record full fiscal year revenue of $3.05 billion, an increase of 35% on a year-over-year basis;

•	Generated cash from operations of $737 million, a 25% increase on a year-over-year basis; and

•	Completed fiscal 2013 with a deferred revenue balance of $1.86 billion, an increase of 35% on a year-over-year basis.

Consequently, we continue to believe that we are well-positioned to execute on our long-term strategic objectives over the next several years.

Fiscal 2013 Executive Compensation Actions

As reflected in our compensation philosophy, we set the target total direct compensation opportunities of our executives, including the Named Executive Officers, based on their ability to achieve annual operational results that further our long-term business objectives and to create sustainable long-term stockholder value in a cost-effective manner. Accordingly, our fiscal 2013 compensation actions and decisions were based on our executives’ accomplishments in these dual areas.

For fiscal 2013, the Compensation Committee took the following actions with respect to the compensation of our Named Executive Officers:

•

increased base salaries by between 4.2% and 11.1% of their fiscal 2012 levels, not including Mr. Benioff’s, whose base salary remained at the same level as in effect in fiscal 2012 and Mr. van Veenendaal’s, whose base salary increased in connection with his promotion as described below;

•

awarded actual annual cash bonus payments at 86.8% of each executive’s target bonus opportunity pursuant to the Company’s bonus plan and, for Mr. Crump, our President, Global Enterprise and head of our global sales organization, under his commission program; and

•	approved equity awards at levels that the Compensation Committee believes met competitive market concerns, satisfied our retention objectives and rewarded individual performance during fiscal 2013.

The Compensation Committee determined that the fiscal 2013 annual cash bonus payments for the Named Executive Officers under the Company’s bonus plan should be paid at 86.8% of each executive’s target bonus opportunity based on the Company’s revenue, cash flow and profitability performance during the fiscal year. In making these determinations, the Compensation Committee noted that the Named Executive Officers’ efforts had enabled us to drive the Company’s financial performance during a challenging economic period while, at the same time, positioning the Company for sustained growth in the future. In addition, the Compensation Committee determined that each Named Executive Officer had met or exceeded his individual performance objectives and was a significant contributor to our overall financial performance for the year.

In setting the amount of the fiscal 2013 equity awards, the Compensation Committee determined that the awards for the Named Executive Officers should be sufficient to maintain market competitiveness with the executives in comparable positions at the companies in our compensation peer group. In making these awards, the Compensation Committee also took into consideration the fact that, consistent with our compensation philosophy, equity awards increased the Named Executive Officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to fluctuations in the market price of our Common Stock.

Fiscal 2013 Corporate Governance Highlights

We endeavor to maintain good governance standards in our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2013:

•

The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•	The Compensation Committee’s compensation consultant, Compensia, Inc., is retained directly by the Compensation Committee and performs no other consulting or other services for us.

•

The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•

Our compensation philosophy and related governance standards are complemented by several specific elements that are designed to align our executive compensation with long-term stockholder interests, including:

•

We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executives, including the Named Executive Officers.

•	We do not provide perquisites or other personal benefits to our executives, including the Named Executive Officers, except, in the case of our CEO, the payment during fiscal 2013 of legally required filing fees in connection with the exercise of certain of his stock options and security services beginning in fiscal 2012. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried U.S. employees.

Impact of Fiscal 2012 Stockholder Advisory Vote on Executive Compensation

In June 2012, we conducted a non-binding advisory vote on the compensation of the named executive officers for fiscal 2012, commonly referred to as a “say-on-pay” vote, at our 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). Our stockholders approved their compensation, with approximately 94% of stockholder votes cast in favor of our executive compensation program.

As the Compensation Committee evaluated our executive compensation policies and practices throughout fiscal 2013, it was mindful of the strong support our stockholders expressed for our compensation philosophy and objectives. As a result, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on incentive compensation that rewards our most senior executives when they deliver value for our stockholders, and made no significant changes to our executive compensation program.

Consistent with the recommendation of the Board of Directors and the preference of our stockholders as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board of Directors has adopted a policy providing for annual advisory votes on the compensation of the named executive officers. Accordingly, the next advisory vote on the compensation of the named executive officers will take place at the Annual Meeting of Stockholders to which this Proxy Statement relates, with the next say-on-pay vote after that to take place in 2014.

Compensation Objectives and Challenges

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a high-growth business operation in an innovative and competitive industry. For our executives, including the Named Executive Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our Common Stock.

We face challenges in hiring and retaining executives due to a number of factors that contribute to a relatively small pool of available executive talent. These challenges are similar to those faced by many high-growth companies. In our opinion, this makes recruiting and retaining key executives difficult, and our executive compensation program takes into account and seeks to address this difficulty. The challenges that we face include the following:

•

High Growth—We are a high-growth company that continues to experience rapid changes to our technology, personnel and business tactics. Our revenues have also grown rapidly, as has the geographic and technical scope of our operations. Not all executives desire or are suited to manage in a high-growth environment, making the services of our current executives more valuable and recruiting new executives more difficult.

•

Highly Competitive Cloud Computing Industry—The market for “cloud computing” enterprise business applications and development platforms is highly competitive, rapidly evolving, and fragmented, and is subject to changing technology, shifting customer needs and frequent introduction of new products and services. Our position as a pioneer in an innovative and highly-competitive area of business makes us a more attractive employer to some executives but a less attractive employer to others. In addition, our success has made our employees and executives more attractive as candidates for employment with other companies. We believe that our executives frequently are offered employment opportunities with other companies in the technology industry, creating additional challenges for us to retain them.

•

Executive Background—Typically, we hire deeply-experienced executives with specific skills in key functional areas who have worked in a high-growth environment similar to the one in which we operate. Given our rapid growth rate, the number of executives with the most desirable experience is relatively low and these executives are more difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

•

Corporate Environment—We are a demanding employer and our fast-moving, challenging culture is not always suited to the executives who comprise the talent pool from which we recruit. Like many high-growth companies in very dynamic markets, we place extraordinary demands on executive time and attention, and this has resulted in both voluntary and involuntary executive departures. Further, we believe that we face the perception on the part of prospective executives that there is less opportunity to realize significant appreciation through equity compensation than there may be by joining a privately-held company. This perception means that often prospective executives are more focused on cash compensation, and the Compensation Committee has adjusted our compensation practices accordingly.

•

Replacement Cost—When determining the compensation for a current executive who has been with us for a substantial period of time, the Compensation Committee takes into consideration what it may cost to hire that executive’s replacement. The Compensation Committee believes that replacement cost is highly relevant to an executive’s compensation because it is what we would have to pay if the executive left given the factors described above, and it likely approximates the executive’s own perceived value in the competitive environment for executive talent.

Compensation-Setting Process

Role of the Compensation Committee

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed at http://www.salesforce.com/company/investor/governance/. In addition to its responsibilities currently set forth under its Charter, the Compensation Committee also oversees and administers the Company’s equity-based and incentive-based plans. Typically, the Compensation Committee meets near the beginning of each fiscal year to review the executive compensation program and establish Company-wide performance measures related to annual cash bonus opportunities for the commencing fiscal year. In setting target annual cash bonus opportunities, the Compensation Committee reviews the total compensation for our executives to ensure consistency with our compensation philosophy and considers developments in compensation practices outside of the Company.

In conjunction with this executive compensation review, the Compensation Committee is provided with specific analytic information, such as the competitive positioning data described below, to use in setting each individual compensation element and to make decisions on total executive compensation levels. During the last fiscal quarter of fiscal 2012 and during fiscal 2013, the Compensation Committee received a comprehensive competitive positioning analysis, as further described below. This analysis was prepared in connection with the annual compensation review, and consisted of current and historical pay data, including base salary and bonus payout history, equity holdings, current and future vested and unvested equity holdings and realized gains for each of our executives, including the Named Executive Officers.

Although the Compensation Committee typically receives and reviews competitive positioning data in the course of its annual compensation review, this data provides only a reference point for the Compensation Committee. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executives, including the Named Executive Officers. Further, while the Compensation Committee may use this data to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community, it is not the Compensation Committee’s sole reference point and is not used to set or target the compensation of our executives at specific levels or within specified percentile ranges. Depending upon Company and individual performance, the target total direct compensation of our executives, including the Named Executive Officers, as well as individual compensation elements, may be within, below, or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Since March 2005, the Compensation Committee has engaged the services of Compensia, Inc., an independent, national compensation consulting firm (“Compensia”). Compensia provides the Compensation Committee and the Board of Directors with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to other compensation practices and advice regarding other compensation-related matters. Compensia also provides the Compensation Committee with guidance on the Company’s equity plans, including the 2013 Equity Incentive Plan proposal. Compensia also provides the Board of Directors with data regarding the compensation of our directors.

Representatives of Compensia attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. Compensia reports to the Compensation Committee rather than to management, although Compensia may meet with members of management, including our CEO and executives in our Employee Success department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2013, Compensia met with various executives to collect data and obtain management’s perspective on the compensation for our executives, but did not meet or discuss compensation matters with our CEO.

The Compensation Committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described above.

Competitive Positioning

To assess the competitiveness of our executive compensation, obtain a general understanding of executive compensation practices in the marketplace and as a resource to use in its deliberations, the Compensation Committee is provided with information analyzing the compensation of our executives compared to the compensation of executives holding comparable positions at companies in our industry sector and with whom we may compete for executive talent in the broader market. The Compensation Committee does not use this information, however, with the goal of setting specific target compensation levels based upon the percentiles derived from such other companies.

Executive Compensation Review

In connection with its executive compensation review for fiscal 2013 (which took place primarily during the third quarter of fiscal 2012), Compensia provided the Compensation Committee with a comparative analysis of the Company’s executive compensation program based on compensation information drawn from the pay practices of a group of peer companies. This compensation peer group was determined in the beginning of the third quarter of fiscal 2012 in a similar manner as the peer groups for prior fiscal years, that is, on the basis of their similarity to us as of the end of fiscal 2012 based on various financial metrics, including revenue, number of employees, market capitalization and growth history and potential. This compensation peer group was adopted by the Compensation Committee and consisted of the following software and services companies (the “2013 Peer Group”):

Adobe Systems, Inc.	F5 Networks, Inc.
Akami Technologies, Inc.	First Solar, Inc.
Altera Corporation	Intuit, Inc.
Autodesk, Inc.	Jupiter Networks, Inc.
BMC Software, Inc.	NetApp, Inc.
CA Inc.	Netflix, Inc.
Citrix Systems, Inc.	Priceline.com, Inc.
Electronic Arts, Inc.	Red Hat, Inc.
Expedia Inc.	VMware, Inc.

In addition, the Compensation Committee supplemented the compensation information data drawn from the 2013 Peer Group with aggregated survey data from other technology companies with similar revenue and market capitalization characteristics, in order to further deepen its understanding of current executive compensation practices in the marketplace. This data was drawn from the Radford 2011 Executive Compensation Survey.

In connection with its executive compensation review for fiscal 2014 (which took place primarily during the third quarter of fiscal 2013), Compensia provided the Compensation Committee with a comparative analysis of the Company’s executive compensation program based on compensation information drawn from the pay practices of a group of peer companies. This compensation peer group was determined in a similar manner as the peer groups for fiscal 2013, that is, on the basis of their similarity to us as of the end of fiscal 2013 based on various financial metrics, including revenue, number of employees and market capitalization and growth history and potential. This compensation peer group was adopted by the Compensation Committee and consisted of the following software and services companies (the “2014 Peer Group”):

Adobe Systems, Inc.	Expedia Inc.
Akami Technologies, Inc.	F5 Networks, Inc.
Altera Corporation	First Solar, Inc.
Autodesk, Inc.	Intuit, Inc.
BMC Software, Inc.	Jupiter Networks, Inc.
CA Inc.	Netflix, Inc.
Citrix Systems, Inc.	Priceline.com, Inc.
Cerner Corporation	Red Hat, Inc.
Electronic Arts, Inc.	VMware, Inc.

In addition, the Compensation Committee supplemented the compensation information data drawn from the 2014 Peer Group with aggregated survey data from other technology companies with similar revenue and market capitalization characteristics. This data was drawn from the Radford 2012 Executive Compensation Survey.

The Compensation Committee reviews the compensation peer group and other compensation data annually to ensure that it continues to be appropriate to use for comparative purposes.

Role of Executive Officers

Our CEO provides general guidance to the Compensation Committee with respect to the compensation for the executives who report directly to him, including the other Named Executive Officers, and reviews their performance annually or more frequently. Our CEO considers all relevant factors in his review, including each Named Executive Officer’s performance and accomplishments during the year, areas of strength and areas for development. Historically, our CEO has generally advocated minimal compensation differentiation among the executives who report to him to foster a spirit of teamwork and cooperation that he believes is a critical component of our success. The Compensation Committee has taken his general guidance into consideration when approving executive compensation. Our CEO may meet with the Compensation Committee or its compensation consultant if he chooses to do so. He chose not to do so during fiscal 2013.

Our Executive Vice President and Chief Legal Officer and our Senior Vice President of Employee Success provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings, as requested.

Compensation for New Executive Officer

Mr. Crump joined the Company in February 2012 as our President, Global Enterprise, with responsibility for overseeing the Company’s global enterprise business unit. At that time, after negotiation of his employment terms, the Compensation Committee:

•	set his annual base salary at $500,000; and

•	set a target annual cash bonus opportunity of $500,000, 50% of which is pursuant to the Company’s bonus plan and 50% of which is commission based.

In addition, in February 2012, the Compensation Committee approved an option to purchase 115,368 shares of our Common Stock and a restricted stock unit award covering 10,960 shares of our Common Stock for Mr. Crump; upon the 4:1 forward stock split, these were adjusted automatically under the terms of our equity plan to options to purchase 461,472 shares of our Common Stock and 43,840 restricted stock units (“RSUs”), respectively. Both equity awards are subject to the Company’s standard time-based vesting provisions. These awards are described in more detail in the Summary Compensation Table and Grants of Plan-Based Awards Table elsewhere in this Proxy Statement.

Also, the Company entered into a Change of Control and Retention Agreement with Mr. Crump (which has identical terms as the agreements previously entered into with the other Named Executive Officers reporting to the CEO) pursuant to which he will be eligible to receive certain payments and benefits in the event that his employment is terminated without cause or he resigns for good reason within three months prior to, or 18 months after, a change of control of the Company. Please see “Employment Contracts and Certain Transactions— Change-in-Control,” elsewhere in this Proxy Statement. for additional details regarding these severance payments and benefits.

These cash and equity award amounts and benefits were determined as part of the arm’s-length negotiation of the terms of Mr. Crump’s employment, which were conducted on our behalf by our CEO and subsequently approved by the Compensation Committee. In approving Mr. Crump’s compensation package, the Compensation Committee considered his compensation arrangements with his then-current employer, as well as the compensation levels of our other executives and competitive market data.

Compensation Elements

We use cash compensation in the form of base salaries and annual cash bonuses and equity compensation in the form of stock options and RSU awards to compensate our executives, including the Named Executive Officers. We believe that each of these compensation elements is necessary to attract and retain individuals in a competitive market for executive talent. Like our other employees, our executives, including the Named Executive Officers, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a Section 401(k) plan. We do not provide our executives, including the Named Executive Officers, with any additional retirement benefits, nor with any nonqualified deferred compensation plan, nor any perquisites or other personal benefits, except, in the case of our CEO, the payment during fiscal 2013 of legally required filing fees in connection with the exercise of certain of his stock options as described below and security services beginning in fiscal 2012 as described below.

Hart-Scott-Rodino Filing Fees

The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), requires that at any time certain individuals will hold more than a certain amount of value in our stock, those individuals generally must make a filing under the HSR Act, unless the individual immediately exercises and sells the shares purchased or another exception applies. Mr. Benioff’s exercise in December 2012 of certain of his previously granted stock options triggered an HSR Act filing requirement for both Mr. Benioff and the Company. Mr. Benioff’s stock options had been granted to him by the Compensation Committee in order to retain, incentivize and reward Mr. Benioff’s service to us in keeping with our executive compensation program objectives. An optionee’s ability, including that of Mr. Benioff, to continue to hold the shares after exercise of a stock option allows that optionee to benefit from increases in our fair market value after the purchase, and this ownership interest continues to provide incentives to stay with the Company and work to increase stockholder value. After consideration, the Compensation Committee approved the Company’s direct payment to the government of the HSR Act filing fee that otherwise would have been payable by Mr. Benioff given the filing was triggered by the compensatory option that the Company had granted to Mr. Benioff and that our CEO’s decision to exercise and hold the shares of Common Stock would continue to foster retention and long-term stockholder value alignment.

CEO Security Program

In March 2011, the Compensation Committee established a security program for our CEO, which began in fiscal 2012 and has continued since then. This decision was based on a security analysis considered by the Compensation Committee in response to bona fide business-related security concerns for our CEO. As our founder who has led the Company since the Company’s founding in 1999, our CEO has overall responsibility for our business strategy, operations, and corporate vision. The Compensation Committee not only believes that ensuring his personal safety is vital to our success as an organization going forward, but that establishing such a program would be a prudent action in light of its overall risk management responsibilities.

Our CEO security program provides comprehensive physical and personal security services, including on-site residential security for our CEO. The program has been established with the assistance of an independent security consulting firm, and deemed necessary and appropriate for the protection of our CEO given the history of direct security threats against the senior executives of major U.S. corporations and the likelihood of additional threats against these individuals in the future.

The Compensation Committee believes that our CEO security program is in the best interests of the Company and our stockholders because the personal safety and security of our CEO are of paramount importance to the Company, and further believes that the costs and expenses associated with the program are appropriate and necessary business expenses. Nonetheless, because the security services provided to our CEO may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program as “All Other Compensation” in the Summary Compensation Table which accompanies this Compensation Discussion and Analysis. The Compensation Committee reviewed and approved the fiscal 2013 budget of the CEO security program in March 2012, and intends to continue to review and approve the budget each year.

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the Named Executive Officers (other than our CEO), based on three factors:

•	a comparison to the base salaries paid by the companies in the compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	the base salaries of other executives who are peers in reporting structure and level of responsibility.

Typically, the Compensation Committee sets the base salaries of our executives after consideration of the market for the executive talent for which we compete based on the competitive positioning information described above. However, because the Company continues to grow rapidly, the market in which we compete for executive talent, as well as the compensation levels for executives, are constantly changing. In November 2011, the Compensation Committee conducted a review of our executive compensation program. In conducting this review, the Compensation Committee considered 2013 Peer Group data as overall Company and individual performance and the roles and responsibilities of each of our executives. Based on that review, the Compensation Committee adjusted the base salaries of certain of the Named Executive Officers to the base salaries included in the table below, with such adjustments effective on February 1, 2012.

In February 2012, in connection with Mr. van Veenendaal’s promotion to Vice Chairman and assumption of additional responsibilities at the Company, the Compensation Committee approved an additional increase to his base salary, effective February 1, 2012, which was the first day of fiscal 2013. His fiscal 2013 base salary was $600,000.

Mr. Crump joined the Company in February 2012. Pursuant to the terms of his offer letter (as more fully described above), his fiscal 2013 base salary was $500,000. Mr. Benioff’s fiscal 2013 base salary remained unchanged from fiscal 2012 because we believed his base salary remained sufficiently competitive to meet our compensation goals, while each of Messrs. Harris and Smith received an increase to their fiscal 2013 base salaries to $500,000 in order to continue to be competitive with our peers and for purposes of internal equity.

During fiscal 2013, the base salaries of the Named Executive Officers were as follows:

Named Executive Officer	Fiscal 2013 Base Salary
Mr. Benioff	$1,000,000
Mr. Smith	$500,000
Mr. Crump (1)	$500,000
Mr. Harris	$500,000
Mr. van Veenendaal	$600,000

(1)	Mr. Crump joined the Company on February 6, 2012 and earned, on a pro-rated basis, $494,551 in base salary during fiscal 2013.

In November 2012, the Compensation Committee conducted a review of our executive compensation program, in the same manner as for fiscal 2013, using 2014 Peer Group data, for purposes of determining the base salaries of our executives for fiscal 2014. The Compensation Committee also considered overall Company and individual performance and the roles and responsibilities of each of our executives. For fiscal 2014, the

Compensation Committee also considered the importance of internal equity, and determined it would be appropriate to create a simplified tiered approach for senior executive cash compensation, including base salary and cash bonuses, under which similarly situated executives would have similar targeted cash compensation, if the other considerations discussed above did not lead to cash compensation differentiations. Based on its review, the Compensation Committee adjusted the base salaries of certain of the Named Executive Officers, effective February 1, 2013, as follows:

Named Executive Officer	Fiscal 2014 Base Salary
Mr. Benioff	$1,200,000
Mr. Smith	$600,000
Mr. Crump	$525,000
Mr. Harris	$625,000
Mr. van Veenendaal	$625,000

Cash Bonuses

Each Named Executive Officer participated in our Company-wide bonus plan (the “Company bonus plan”) during fiscal 2013. Except for Mr. Crump, the entire target annual bonus opportunity for each Named Executive Officer’s for fiscal 2013 was provided under the Company bonus plan. For Mr. Crump, half of his target annual bonus opportunity was commission-based with payment determined by results of Mr. Crump’s organization and payable on a fiscal quarterly basis.

During fiscal 2013, each of our executives, including the Named Executive Officers, was eligible to earn a cash bonus targeted to equal a specified percentage of his base salary, as follows:

Named Executive Officer	Fiscal 2013 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2013 Target Cash Bonus Opportunity ($)
Mr. Benioff	150%	$1,500,000
Mr. Smith	100%	$500,000
Mr. Crump	100%	$494,551	(1)
Mr. Harris	100%	$500,000
Mr. van Veenendaal	100%	$600,000

(1)	Mr. Crump joined the Company on February 6, 2012 and earned, on a pro-rated basis, $494,551 in base salary during fiscal 2013.

Typically, the Compensation Committee obtains input from Compensia and then establishes the target cash bonus opportunity for each executive near the beginning of each fiscal year. These target bonus opportunities are based upon the level and position of each executive, with consideration given to an executive’s business objectives, achievements and responsibilities. An executive’s actual cash bonus payment under the Company bonus plan may be increased or decreased as compared to his target bonus opportunity in the discretion of our CEO (except with respect to his own bonus), based on his reasonable assessment of the executive’s performance, and subject to Compensation Committee approval. Our CEO’s actual annual cash bonus payment may be increased or decreased as compared to his target bonus opportunity in the discretion of the Compensation Committee, based on its reasonable assessment of our CEO’s performance.

The Compensation Committee also compares the size of each executive’s target bonus opportunity to the target bonus opportunities of our other executives, and also takes into account individual performance considerations. While cash bonuses allow us to incent certain behavior, the Compensation Committee considers this compensation element to be a less significant tool for incenting long-term company performance at the executive level. However, variable cash compensation does play an important role in improving or changing executive performance in the short-term and is a necessary component of cash compensation which helps attract, motivate and retain our executives.

During the early part of fiscal 2013, the Compensation Committee revisited the structure of our Company bonus plan, and replaced the plan previously in use with an updated Company bonus plan, called the Kokua Bonus Plan, effective for fiscal 2013. The updated Company bonus plan is very similar to the plan it replaced (called the Mahalo Bonus Plan) in that under each plan, the Compensation Committee, in consultation with our CEO, established target bonus pools that were funded based on achievement of Company performance goals and, to the extent the bonus pools were funded, were used to pay bonuses under the plan to our executives, including the Named Executive Officers, and all other non-sales employees.

Different from the prior Company bonus plan, the updated Company bonus plan is funded by three separate pools, one for our executive officers, including the Named Executive Officers, another for non-executive officers at the Vice President level and above, and a third for employees at the level of Senior Director and below. The prior Company bonus plan had one bonus pool for all non-sales employees, including our Named Executive Officers. The updated Company bonus plan allows a funding formula for each of the three target bonus pools based on metrics that are more appropriate for the specific group it covers. The metrics that were applied to the executive officer bonus pool are discussed below.

As with the prior Company bonus plan, in any given fiscal year, if the actual bonus pool exceeds or falls short of the applicable target bonus pool, bonus amounts are increased or decreased accordingly. The Compensation Committee also has the discretion to increase or decrease the bonus pool funding levels and/or the bonus amounts actually paid to individual executives, although the Compensation Committee did not choose to exercise this discretion for fiscal 2013. For fiscal 2013, the Compensation Committee set a maximum funding level of 125% for the bonus pool for the executive officers, and set a maximum individual performance multiplier of 125% that could be applied in determining each executive officer’s individual bonus under the Company bonus plan.

For fiscal 2013, the amount of the bonus pool for executive officers was based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP operating income. The Compensation Committee believes that basing the executive officer bonus pool under the Company bonus plan on these measures aligns executive incentives with stockholder interests. The target levels for fiscal 2013 were as follows:

Performance Measure (1)	Target Performance Level (in millions)
Revenue	$3,109.1
Operating Cash Flow	$800.0
Non-GAAP Operating Income	$401.2

(1)	For these purposes, “Revenue” is our GAAP revenues, as adjusted for certain acquisitions and “Non-GAAP Operating Income” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition related intangibles), as adjusted for certain acquisitions. A reconciliation of the non-GAAP operating income to GAAP operating income can be found in our Form 10-K as filed with the SEC on March 8, 2013.

Typically, cash bonuses under the Company bonus plan are paid twice each fiscal year to our executives, including the Named Executive Officers, and all other employees who are not part of our sales organization. After the first half of the fiscal year, we typically pay 25% of the full target bonus amount for which an executive is eligible. After the end of the fiscal year, we pay the remaining amount, which may be increased or decreased based on (i) the size of the actual applicable bonus pool and (ii) our CEO’s assessment, or, with respect to our CEO, the Compensation Committee’s assessment, of the executive’s individual performance as described above.

For fiscal 2013, our performance against our Revenue Performance Measure (as defined above) was approximately $3,027 million, our performance against our Operating Cash Flow Performance Measure was approximately $736.9 million and our performance against our Non-GAAP Operating Income Performance

Measure (as defined above) was approximately $379.8 million. Based on its assessment of these combined results, the Compensation Committee determined that overall the Company had not met the pre-established target levels for these performance measures, which funded the bonus pool at levels lower than the target funding level established by the Compensation Committee earlier in the year and resulted in our executives, including the Named Executive Officers receiving fiscal 2013 bonuses short of their target bonus opportunities.

Accordingly, the Compensation Committee funded the portion of the bonus pool for the Named Executive Officers at 86.8% of the target level. Our CEO did not recommend that the Compensation Committee approve any adjustments to each individual’s fiscal 2013 bonus payment and the Compensation Committee did not make any further adjustments to our CEO’s fiscal 2013 bonus payment.

Accordingly, the cash bonuses paid to the Named Executive Officers for fiscal 2013 were as follows:

Named Executive Officer	Fiscal 2013 Bonus Payment
Mr. Benioff	$1,302,000
Mr. Smith	$434,000
Mr. Crump	$539,635
Mr. Harris	$434,000
Mr. van Veenendaal	$520,800

In November 2012, based on its review of our executive compensation program as described above and the bonus target levels of companies in our 2014 Peer Group, the Compensation Committee approved the following target bonus opportunities of the Named Executive Officers for fiscal 2014 to be effective on February 1, 2013. Although the target bonus opportunity percentages remained unchanged, the cash bonus opportunity increased slightly as compared to fiscal 2013 due to the increases in base salary. Mr. Crump’s fiscal 2014 bonus opportunity is identical to his fiscal 2013 bonus structure with half of his target annual bonus opportunity commission-based payable on a fiscal quarterly basis.

Named Executive Officer	Fiscal 2014 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2014 Target Cash Bonus Opportunity ($)
Mr. Benioff	150%	$1,800,000
Mr. Smith	100%	$600,000
Mr. Crump	100%	$525,000
Mr. Harris	100%	$625,000
Mr. van Veenendaal	100%	$625,000

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the advantages and disadvantages of various equity vehicles, such as stock options and RSU awards, as well as overall program costs (which include both stockholder dilution and compensation expense), when making equity award decisions. Further, in making equity awards to our executives, including the Named Executive Officers, the Compensation Committee considers the competitive positioning analysis described above, as well as each executive’s individual performance, as described below.

Stock Options

We grant stock options to our executives when they join us, and periodically thereafter, to align their interests with those of our stockholders and as an incentive to remain with the Company. The Compensation Committee believes that options to purchase shares of our Common Stock, with an exercise price equal to the market price of the Common Stock on the date of grant, are the best tool to motivate executives to build stockholder value. Because these options are not transferable, they have no value unless the market price of our

Common Stock increases during the period that the option is outstanding, which provides strong incentives to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incent our executives to build value that can be sustained over time.

Restricted Stock Units

We grant RSU awards to our executives and other employees to help manage the dilutive effect of our equity compensation program. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to retain and incent employees while granting fewer shares of our Common Stock. To date, all RSU awards granted have been subject to a time-based vesting requirement. While our stock option plan permits us to grant performance-based RSU awards or other full-value awards, the Compensation Committee did not do so in fiscal 2013.

Award Decisions

In February 2012, in connection with the hiring of Mr. Crump, the Compensation Committee granted him an option to purchase 115,368 shares of our Common Stock and a RSU award covering 10,960 shares of our Common Stock; upon the 4:1 forward stock split, these were adjusted automatically under the terms of our equity plan to options to purchase 461,472 shares of our Common Stock and 43,840 RSUs, respectively. The stock option was granted with an exercise price of $143.46 per share on a pre-split basis ($35.87 on a split-adjusted basis), and all equity awards were subject to our standard four-year time-based vesting schedule.

Also in February 2012, in connection with Mr. van Veenendaal’s promotion to Vice Chairman and assumption of additional responsibilities at the Company, the Compensation Committee granted him an option to purchase 28,842 shares of our Common Stock and a RSU award covering 2,740 shares of our Common Stock; upon the 4:1 forward stock split, these were adjusted automatically under the terms of our equity plan to options to purchase 115,368 shares of our Common Stock and 10,960 RSUs, respectively. The stock option was granted with an exercise price of $143.46 per share on a pre-split basis ($35.87 on a split-adjusted basis), and all equity awards were subject to our standard four-year time-based vesting schedule.

In November 2012, based on the review described below, the Compensation Committee granted the following “follow-on” equity awards to the Named Executive Officers:

Named Executive Officer	Shares of our Common Stock (on a pre-split basis) subject to Stock Options (1)(2)	Shares of our Common Stock (on a pre-split basis) subject to Restricted Stock Unit Awards (1)(3)
Mr. Benioff	375,000	—
Mr. Smith	52,700	4,600
Mr. Crump	30,100	2,600
Mr. Harris	60,200	5,300
Mr. van Veenendaal	60,200	5,300

(1)	Each of the options to purchase shares of our Common Stock was granted with an exercise price of $156.37 per share on a pre-split basis ($39.09 on split-adjusted basis) and all equity awards were subject to our standard four-year time-based vesting schedule.
(2)	On a split-adjusted basis, these were options to purchase 1,500,000 shares for Mr. Benioff, 210,800 shares for Mr. Smith, 120,400 shares for Mr. Crump, 240,800 shares for Mr. Harris and 240,800 shares for Mr. van Veenendaal.
(3)	On a split-adjusted basis, these were zero RSUs for Mr. Benioff, 18,400 RSUs for Mr. Smith, 10,400 RSUs for Mr. Crump, 21,200 RSUs for Mr. Harris and 21,200 RSUs for Mr. van Veenendaal.

The Compensation Committee determined to grant these “follow-on” equity awards to the Named Executive Officers after considering the recommendations of our CEO (except with respect to his own equity award), its assessment of the performance and expected future contributions of each executive and its assessment of the competitive market. After determining which Named Executive Officers would receive equity awards, the Compensation Committee determined the size of each executive’s equity award by applying a ratio of stock options to RSU awards that it believed was appropriate for our executives. The more senior the executive, the larger the stock option award he was granted and the smaller the size of his RSU award. Generally, RSU awards comprised approximately 20% of a Named Executive Officer’s annual equity award (except in the case of our CEO, who received no RSU award). This weighting reflected the greater impact that the Compensation Committee believes our senior executives should have on the Company and the creation of long-term stockholder value. As noted above, stock options do not have value unless the market price of our Common Stock increases during the period that the options are outstanding and the options vest over four years. Accordingly, the Compensation Committee believes that our executives have a greater incentive to increase the value of our Common Stock if their equity compensation awards are weighted more heavily towards option awards than RSU awards.

Equity Award Grant Policies

Generally, the Compensation Committee grants stock options on the fourth Tuesday of each month and RSU awards on the fourth Tuesday of the first month of each fiscal quarter. Stock option awards for new employees (including new executives) are granted on the fourth Tuesday of the month following their hire date and RSU awards are granted on the fourth Tuesday of the first month of each fiscal quarter following an employee’s hire date, provided that the employee joins us by the deadline for soliciting approval from the Compensation Committee. If a new employee joins us after the deadline for soliciting the approval of the Compensation Committee, his or her awards are made in the following month or fiscal quarter, as applicable. Follow-on awards to our existing executives and other employees are made in accordance with these policies. The majority of such follow-on awards are made in November, with a smaller number occurring throughout the fiscal year, depending upon our internal performance review cycle, individual performance, and other circumstances.

Other Compensation Policies

Stock Ownership Guidelines

The Company has a stock ownership policy for its non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors.” With the recommendations of our Compensation and our Nominating and Corporate Governance Committees, in March 2013 the Board approved an amendment to our Corporate Governance Guidelines (the “Guidelines”) to include stock ownership guidelines for our Section 16 Officers, including our Named Executive Officers. The Guidelines now provide that our CEO must attain, by no later than March 14, 2018, the number of shares of our Common Stock equal to the lesser of 28,000 shares on a pre-split basis (112,000 shares on a split-adjusted basis) or the number of shares equivalent in value to four times his annual salary, and each other Section 16 Officer must attain, by no later than the later of March 14, 2018 or the fifth year from the date he or she becomes a Section 16 Officer, the number of shares equivalent in value to one times his or her annual salary. Mr. Benioff currently meets his ownership requirements under these guidelines.

Performance-Based Compensation Recoupment Policy

With the recommendations of our Compensation and our Nominating and Corporate Governance Committees, in March 2013 and Board approved an amendment to the Guidelines to include a clawback provision. The Guidelines now provide that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or New York Stock

Exchange Listing Standards, we will seek to recover or cancel any such awards that were awarded as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the New York Stock Exchange related to clawback policies. In addition, if the Company is required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Hedging Transactions

Our insider trading policy prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our Common Stock.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board of Directors believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions from how the potential transaction might personally affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that the change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of our executives, including each of the Named Executive Officers, that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18 month period following, a change of control of the Company. The Compensation Committee and the Board of Directors believe that these agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value.

These agreements provide each of the Named Executive Officers (other than, as described below, our CEO) with a lump-sum payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards

The Change of Control and Retention Agreement with our CEO provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board of Directors considered competitive market data and governance “best practices” guidelines as provided by Compensia. These bodies also determined that full and immediate vesting of all outstanding and unvested equity awards was appropriate because, depending on the structure of a change of control transaction, continuing such awards may hinder a potentially beneficial transaction and that it may not be possible to replace such awards with comparable awards of the acquiring company’s stock.

The Compensation Committee and the independent members of the Board of Directors also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us. The Compensation Committee and the Board of Directors believes that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

For a summary of the material terms and conditions of these agreements, see “Employment Contracts and Certain Transactions—Change-in-Control,” elsewhere in this Proxy Statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three next most highly-compensated executive officers (other than its chief financial officer) of a public company. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying its executive compensation for deductibility of such compensation. The Compensation Committee generally makes efforts to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable, balancing the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The Compensation Committee has not adopted a policy that all compensation must be deductible. For example, compensation income realized upon the vesting of time-based RSU awards and fiscal 2012 bonuses paid to our executives are not designed to qualify as “performance-based” for purposes of Section 162(m) and so will not be deductible to the extent that they and the executive’s other non-“performance-based” compensation for the taxable year totals in excess of $1 million. This affords us flexibility in designing the bonus structure best suited to our goals, and allows us the ability to grant time-based RSUs with strong retention value.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2012 and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. To assist our employees in avoiding additional taxes under Section 409A, we have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the Named Executive Officers have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for the option or other award. When determining the types and amounts of equity compensation granted to the Named Executive Officers, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options and RSU awards. As part of this consideration, the Compensation Committee takes into account the overall program costs, which includes the associated compensation expense for financial reporting purposes.

Compensation Risk Assessment

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to the Company’s employees, the Compensation Committee considers any potential risks arising from our compensation programs and the management of these risks, in light of the Company’s overall business, strategy and objectives.

As is the case with our employees generally, our Named Executive Officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under the Company bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP operating income. These three financial metrics counterbalance each other, decreasing the likelihood that our Named Executive Officers will pursue any one metric to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on behalf of the Company by, for example, seeking revenue enhancing opportunities at the expenses of profitability. Mr. Crump’s target annual bonus compensation is split equally between the Company bonus plan and his commission plan, which limits his ability to be rewarded for excessive risk-taking or encouraging excessive risk-taking, while retaining the appropriate incentive for Mr. Crump to increase revenue. Mr. Crump’s commission plan also incorporates certain provisions to require repayment of advanced, unearned incentives, for example, if an order is cancelled or remains uncollected beyond a specified period of time, which avoids encouraging sales that are likely to be cancelled or uncollectable. A significant portion of compensation provided to our Named Executive Officers is in the form of long-term equity awards that help further align their interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and because the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

Also, the Company has implemented effective controls such as the Code of Conduct and quarterly sub-certification process for its executives, in order to mitigate the risk of any unethical behavior.

Summary Compensation Table

The following table sets forth the compensation earned during fiscal 2013, fiscal 2012 and fiscal 2011 for services rendered in all capacities by our CEO and our CFO as of the end of fiscal 2013, and the three other most highly-compensated executive officers as of the end of fiscal 2013. We refer to these executive officers as the Named Executive Officers. Like our other employees, the Named Executive Officers participate in our employee benefit and welfare plans, including medical and dental care plans, life insurance coverage and a Section 401(k) plan. We do not provide our executives, including the Named Executive Officers, with any additional retirement benefits, nor with any nonqualified deferred compensation plan, nor any perquisites or other personal benefits, except, in the case of our CEO, security services beginning in fiscal 2012 and the Company’s payment of the HSR Act filing fee on behalf of our CEO in fiscal 2013, both as described below.

SUMMARY COMPENSATION TABLE FOR FISCAL 2013

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compens- ation ($)	Change in Pension Value and Nonqualified Deferred Compens- ation Earnings ($)	All Other Compens- ation ($)		Total ($)
Marc Benioff	2013	1,000,000		—	—	18,864,075	1,302,000	—	934,829	(3)	22,100,904
Chief Executive Officer and Chairman of the Board	2012	1,000,000		—	—	14,535,850	1,530,000	—	648,456	(4)	17,714,306
	2011	900,000		—	—	19,015,290	900,000	—	—		20,815,290

Graham Smith	2013	500,000		—	719,302	2,651,031	434,000	—	—		4,304,333
Executive Vice President and Chief Financial Officer	2012	480,000		—	465,475	2,159,612	367,200	—	—		3,472,287
	2011	480,000		—	712,500	3,259,764	360,000	—	—		4,812,264

Blair Crump	2013	494,551	(5)	—	1,978,884	7,858,520	539,635	—	—		10,871,590
President, Global Enterprise

Parker Harris	2013	500,000		—	828,761	3,028,313	434,000	—	—		4,791,074
Co-Founder	2012	450,000		—	465,475	2,159,612	344,250	—	—		3,419,337
	2011	450,000		—	712,500	3,259,764	337,500	—	—		4,759,764

Frank van Veenendaal	2013	600,000		—	1,221,841	4,614,404	520,800	—	—		6,957,045
Vice Chairman	2012	420,000		—	465,475	2,159,612	428,400	—	179,396	(6)	3,652,883
	2011	394,000		—	712,500	3,259,764	394,000	—	—		4,760,264

(1)	Stock awards consist solely of restricted stock unit awards. Amounts reported do not reflect compensation actually received by the Named Executive Officer. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of Common Stock on the date of grant.
(2)	Option awards consist solely of stock option awards. Amounts reported do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported are the grant date fair value in the period presented as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company’s annual report on Form 10-K for fiscal 2013 filed with the SEC on March 8, 2013.
(3)

This amount represents $654,829 for costs and expenses related to Mr. Benioff’s personal and residential security, as approved by the Compensation Committee in March 2012. As further described in “Compensation Discussion and Analysis—Compensation Elements—CEO Security Program,” the personal safety and security of our CEO are of paramount importance to the Company. Although we view the security services provided to our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program as “All Other Compensation” in the table. This amount also represents $280,000 for the Company’s payment of the fees associated with Mr. Benioff’s HSR Act filing otherwise payable by Mr. Benioff, as approved by the Compensation Committee in September 2011 and as further described in

“Compensation Discussion and Analysis—Compensation Elements—The Hart-Scott-Rodino Filing Fees.”
(4)	This amount represents Mr. Benioff’s personal and residential security-related costs and expenses, as approved by the Compensation Committee in March 2011.
(5)	Mr. Crump’s fiscal 2013 base salary reported in the table represents his actual base salary earnings during the fiscal year. His annualized base salary for fiscal 2013 was $500,000.
(6)	This amount represents Mr. van Veenendaal’s grossed-up amount of awards and gifts he received in connection with the Company’s sales events.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to all plan-based awards granted to the Named Executive Officers during fiscal 2013.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2013

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($) (1)		Maximum ($) (1)		Threshold ($)	Target ($)	Maximum ($)
Marc Benioff	N/A	—	1,500,000		2,343,750		—	—	—	—	—	—	—
	11/27/2012	—	—		—		—	—	—	—	1,500,000	39.09	18,864,075

Graham Smith	N/A	—	500,000		781,250		—	—	—	—	—	—	—
	11/27/2012	—	—		—		—	—	—	—	210,800	39.09	2,651,031
	11/27/2012	—	—		—		—	—	—	18,400	—	—	719,302

Blair Crump	N/A	—	494,551	(5)	772,736	(6)	—	—	—	—	—	—	—
	2/28/2012	—	—		—		—	—	—	—	461,472	35.87	6,344,363
	2/28/2012	—	—		—		—	—	—	43,840	—	—	1,572,322
	11/27/2012	—	—		—		—	—	—	—	120,400	39.09	1,514,156
	11/27/2012	—	—		—		—	—	—	10,400	—	—	406,562

Parker Harris	N/A	—	500,000		781,250		—	—	—	—	—	—	—
	11/27/2012	—	—		—		—	—	—	—	240,800	39.09	3,028,313
	11/27/2012	—	—		—		—	—	—	21,200	—	—	828,761

Frank van Veenendaal	N/A	—	600,000		937,500		—	—	—	—	—	—	—
	2/28/2012	—	—		—		—	—	—	—	115,368	35.87	1,586,091
	2/28/2012	—	—		—		—	—	—	10,960	—	—	393,080
	11/27/2012	—	—		—		—	—	—	—	240,800	39.09	3,028,313
	11/27/2012	—	—		—		—	—	—	21,200	—	—	828,761

(1)	The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis— Compensation Elements—Cash Bonuses” elsewhere in this Proxy Statement.
(2)	All restricted stock unit awards and stock option grants were granted pursuant to the 2004 Equity Plan.
(3)	The exercise price of the option awards is equal to the closing market price of the Company’s Common Stock on the date of grant.
(4)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Stock awards consist only of restricted stock unit awards. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the Company’s Common Stock on the grant date. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the market value of the Company’s Common Stock at such date in the future when the option is exercised. The proceeds to be paid to the Named Executive Officer following this exercise do not include the option exercise price.

(5)	Mr. Crump joined the Company on February 6, 2012. Represents Mr. Crump’s actual fiscal 2013 target cash bonus opportunity, as based on his actual base salary earnings during the fiscal year.
(6)	Represents Mr. Crump’s actual fiscal 2013 maximum cash bonus opportunity, as based on his actual base salary earnings during the fiscal year.

Option Exercises and Stock Vested

The following table sets forth certain information concerning option exercises and value realized upon exercise by the Named Executive Officers during fiscal 2013.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2013

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Marc Benioff	3,300,000	106,308,046	—	—
Graham Smith	465,332	11,012,544	26,636	995,472
Blair Crump	—	—	—	—
Parker Harris	213,344	6,236,849	23,304	875,820
Frank van Veenendaal	472,000	13,787,440	22,636	850,856

(1)	The value realized on exercise is calculated as the difference between the actual sales price of the shares of the Company’s Common Stock underlying the options exercised and the applicable exercise price of those options.
(2)	The value realized on vesting is calculated as the number of vested restricted stock units multiplied by the closing price of the Company’s Common Stock on the vesting date.

Outstanding Equity Awards

The following table sets forth information with respect to the value of all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Marc Benioff	50,000	250,000	—	16.36	11/24/2014	—	—	—	—
	758,332	641,668	—	35.63	11/23/2015	—	—	—	—
	408,332	991,668	—	27.06	11/22/2016	—	—	—	—
	—	1,500,000	—	39.09	11/27/2017	—	—	—	—

Graham Smith	8,268	—	—	6.49	11/25/2013	—	—	—	—
	5,732	56,668	—	16.36	11/24/2014	—	—	—	—
	130,000	110,000	—	35.63	11/23/2015	—	—	—	—
	60,664	147,336	—	27.06	11/22/2016	—	—	—	—
	—	210,800	—	39.09	11/27/2017
	—	—	—	—	—	5,668	243,908	—	—
	—	—	—	—	—	10,000	430,325	—	—
	—	—	—	—	—	12,900	555,119	—	—
	—	—	—	—	—	18,400	791,798	—	—

Blair Crump	—	461,472	—	35.87	2/28/2017	—	—	—	—
	—	120,400	—	39.09	11/27/2017	—	—	—	—
	—	—	—	—	—	43,840	1,886,545	—	—
	—	—	—	—	—	10,400	447,538	—	—

Parker Harris	106,656	—	—	13.19	2/26/2013	—	—	—	—
	320,000	—	—	6.49	11/25/2013	—	—	—	—
	215,332	56,668	—	16.36	11/24/2014	—	—	—	—
	130,000	110,000	—	35.63	11/23/2015	—	—	—	—
	60,664	147,336	—	27.06	11/22/2016	—	—	—	—
	—	240,800		39.09	11/27/2017
	—	—	—	—	—	5,668	243,908	—	—
	—	—	—	—	—	10,000	430,325	—	—
	—	—	—	—	—	12,900	555,119	—	—
	—	—	—	—	—	21,200	912,289	—	—

Frank van Veenendaal	121,668	—	—	3.60	4/26/2015	—	—	—	—
	158,000	—	—	6.49	11/25/2013	—	—	—	—
	190,000	50,000	—	16.36	11/24/2014	—	—	—	—
	130,000	110,000	—	35.63	11/23/2015	—	—	—	—
	60,664	147,336	—	27.06	11/22/2016	—	—	—	—
	—	115,368	—	35.87	2/28/2017	—	—	—	—
	—	240,800	—	39.09	11/27/2017	—	—	—	—
	—	—	—	—	—	5,000	215,163	—	—
	—	—	—	—	—	10,000	430,325	—	—
	—	—	—	—	—	12,900	555,119	—	—
	—	—	—	—	—	10,960	471,636	—	—
						21,200	912,289	—	—

(1)	Options granted under the 1999 Stock Option Plan and the 2004 Equity Plan vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.
(2)	Restricted stock unit awards granted under the 2004 Equity Plan vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.
(3)	The market value of the shares or units of stock that have not vested is based on the closing market price of the Company’s Common Stock on January 31, 2013 of $172.13 on a pre-split basis ($43.03 on a split-adjusted basis).

Employment Contracts and Certain Transactions

Executive Officer Offer Letters and Agreements.    Each of the Named Executive Officers has entered into an offer letter with the Company which provides that the officer is an at-will employee. The offer letters provide for salary, annual bonus based on Company and individual performance, stock options and participation in our Company-wide employee benefit plans.

Change-in-Control.    In December 2008, the Company entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that Mr. Benioff is terminated without cause or resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment (less applicable withholding taxes) equal to 200% of the executive’s annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for Mr. Benioff and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

In January 2007, the Company entered into Change of Control and Retention Agreements with the following officers: Messrs. Harris and van Veenendaal. These agreements were amended in November 2008 to implement certain technical amendments intended to comply with informal IRS guidance on Section 409A of the Internal Revenue Code of 1986, as amended. Also in November 2008, the Company entered into a Change of Control and Retention Agreement with Mr. Smith, and in February 2012, the Company entered into a Change of Control and Retention Agreement with Mr. Crump. Pursuant to these agreements, in the event that any of these executives is terminated without cause or resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment (less applicable withholding taxes) equal to 150% of the executive’s annual base salary and target bonus;

•

Company-paid premiums for health care (medical, dental and vision) continuation coverage for executive and the executive’s eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Assuming the above conditions were met and the employment of these officers were to be terminated on January 31, 2013 pursuant to a qualifying termination of employment in connection a change of control of the Company, the following individuals would be entitled to payments in the amounts set forth below:

Name	Salary and Bonus ($) (1)	Value of Continuation of Benefits ($)	Value of Accelerated Stock Options and Restricted Stock Units ($) (2)	Total ($) (3)
Marc Benioff	5,000,000	39,621	27,258,219	32,297,840
Graham Smith	1,500,000	28,165	7,530,961	9,059,126
Blair Crump	1,500,000	30,160	6,116,059	7,646,219
Parker Harris	1,500,000	29,439	7,769,652	9,299,091
Frank van Veenendaal	1,800,000	30,286	8,861,590	10,691,876

(1)	Based on salary and bonus targets as of January 31, 2013. As described above in the Compensation Discussion and Analysis section, certain executive officers received salary and bonus target increases effective as of February 1, 2013.
(2)	Based on a common stock price of $172.13, the closing market price of the Company’s Common Stock on January 31, 2013 on a pre-split basis ($43.03 on a split-adjusted basis), less the applicable exercise price for each option for which vesting was accelerated.
(3)	The amounts presented reflect the maximum severance benefits that could have been paid out without giving effect to any potential reduction as a result of the “best of” provision of the Change of Control and Retention Agreements described above.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

In July 2008, the Audit Committee approved the Company’s Related Party Transaction Policies and Procedures (the “Related Party Transaction Policies”). Under the Related Party Transaction Policies, the Audit Committee shall review and approve or ratify any related party transactions of the Company. Our directors and executive officers complete an annual questionnaire which requires them to identify any entities they are affiliated with which may enter into a transaction with us that would require disclosure as a related party transaction. In approving or rejecting the proposed transaction, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2013 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

In January 1999, the salesforce.com/foundation, commonly referred to as the Foundation, a non-profit public charity, was chartered to build philanthropic programs that are particularly focused on youth and technology. The Company’s Chairman of the Board of Directors is the chairman of the Foundation. He, one of the Company’s executives and one of the Company’s members of the Board of Directors hold three of the Foundation’s seven board seats. The Company is not the primary beneficiary of the Foundation’s activities, and accordingly, the Company does not consolidate the Foundation’s statement of activities with its financial results.

Since the Foundation’s inception, the Company has provided at no charge certain resources to Foundation employees such as office space. The value of these items was in excess of $150,000 per quarter during fiscal 2013. In addition to the resource sharing with the Foundation, the Company issued the Foundation warrants that were exercised in prior years. As of January 31, 2013, the Foundation held 304,000 shares of salesforce.com common stock. The Company also allows an affiliate of the Foundation to resell the Company’s service to large non-profit organizations. The Company does not charge the affiliate for the subscriptions.

Compensation Committee Interlocks and Insider Participation

During fiscal 2013, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

10b5-1 Trading Plans

The following executive officers and directors currently have 10b5-1 trading plans in place: Craig Conway, Parker Harris, George Hu, Hilarie Koplow-McAdams, Graham Smith and Frank van Veenendaal. Certain other employees of the Company have also implemented 10b5-1 trading plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended January 31, 2013, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except for the following: (i) one Form 4 was filed for Frank van Veenendaal on February 29, 2012 with respect to the vesting of Mr. van Veenendaal’s 1,248 RSUs on February 24, 2012; and (ii) one Form 4 was filed for Alan Hassenfeld on February 5, 2013 with respect to the purchase of 800 shares by Mr. Hassenfeld’s wife in December 2012.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

We, the Compensation Committee of the Board of Directors of salesforce.com, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in salesforce.com’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

THE COMPENSATION COMMITTEE

Craig Ramsey (Chair)

Craig Conway

Shirley Young

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee operates under a written charter originally adopted by the Board of Directors in April 2004 which provides that its functions include: the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation and oversight of the Company’s independent registered public accounting firm, Ernst & Young LLP, including reviewing its independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by Ernst & Young LLP; the oversight of the Company’s internal audit function; reviewing with management and the Company’s independent registered public accounting firm the adequacy of internal financial controls; and, reviewing the Company’s critical accounting policies and estimates, and the application of U.S. generally accepted accounting principles.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of management’s assessment of internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year ended January 31, 2013

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended January 31, 2013 with management. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with that firm.

The Audit Committee also discussed with management and with Ernst & Young LLP the evaluation of the Company’s internal controls and the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee considered the fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2013 for filing with the Securities and Exchange Commission.

In addition, the Audit Committee reviewed the Company’s efforts and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

THE AUDIT COMMITTEE

Larry Tomlinson (Chair)

Alan Hassenfeld

Sanford R. Robertson

Maynard Webb

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of nine directors. Our current Amended and Restated Certificate of Incorporation divides the directors into three classes, Class I, Class II and Class III, with members of each class currently serving staggered three-year terms. The terms of the Class III directors are scheduled to expire on the date of the Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class III members of the Board of Directors: Stratton Sclavos, Lawrence Tomlinson and Shirley Young.

If Proposal No. 2 is approved, our Board of Directors will no longer be classified, and the nominees, if elected, will serve for a one-year term, rather than a three-year term, and until their successors are elected and qualified, subject to earlier resignation or removal. See “Proposal 2—Approval of the Amendment and Restatement of the Amended and Restated Certificate of Incorporation of the Company to Eliminate the Classified Board Structure” in this Proxy Statement.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as Class III directors to the Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such other person as a substitute nominee as the Board of Directors may designate in place of such nominee.

Vote Required and Board of Directors’ Recommendation

The Company’s Amended and Restated Bylaws provides that each director nominee be elected to the Board of Directors if the votes cast for such nominee’s election exceeds the votes cast against such nominee’s election. The Board of Directors, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election.

The Board of Directors Recommends a Vote “For” Each of the Nominees Listed Above.

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF THE COMPANY TO ELIMINATE THE CLASSIFIED

BOARD STRUCTURE

Our Board of Directors has unanimously determined that it would be in the best interests of salesforce.com and our stockholders to amend our Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors, as described below. We are asking our stockholders to approve this amendment and restatement to the Amended and Restated Certificate of Incorporation, which is attached hereto as Appendix A.

Salesforce.com’s Current Classified Board Structure

Article Sixth, Section A of the Amended and Restated Certificate of Incorporation currently divides our directors into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one third of the directors stand for election each year.

Proposed Declassification of the Board

At the 2011 and 2012 Annual Meetings of Stockholders, a majority of our stockholders voted in favor of a stockholder proposal to urge the Board of Directors to take all necessary steps to declassify the board. After careful consideration of this issue, the Board of Directors has adopted a resolution that the classified board structure should be eliminated. If approved by our stockholders, this proposed declassification of the board would be accomplished gradually, ultimately requiring every director to stand for election each year at our annual meeting. Beginning with this 2013 Annual Meeting, as each director’s existing three-year term expires, that director would then stand for election annually, and by our Annual Meeting of Stockholders in 2015, all directors would stand for election annually.

Rationale for Declassification

The Board of Directors is committed to strong corporate governance policies and regularly considers and evaluates a broad range of corporate governance issues affecting the Company. For example, in January 2011 the Board of Directors approved changes to the Company’s Bylaws and Corporate Governance Guidelines to implement majority voting in uncontested elections. In determining whether to propose the declassification of our board as described above, our Board of Directors carefully reviewed the various arguments for and against a classified board structure, the work and recommendation of our Nominating and Corporate Governance Committee and the results of the 2011 and 2012 stockholder proposals.

Our Board of Directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, enhancing long-term planning, ensuring directors serving on our Board of Directors have substantial knowledge of the Company and increasing the protection against potentially abusive and unfair takeover tactics. Our Board of Directors also recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. After consideration of the foregoing and other factors, the Board of Directors believes that the benefits of moving to annual elections outweigh the reasons for keeping a classified board.

Our Board of Directors has unanimously determined that it is in the best interests of the Company and our stockholders to eliminate the classified board structure as proposed. Therefore, the Board of Directors has unanimously approved the proposed amendment to Article Sixth, Section A of our Amended and Restated Certificate of Incorporation. The proposed changes to the Certificate of Incorporation are set forth below with additions indicated by italicized and underlined text and deletions indicated by strikethrough text.

ARTICLE SIXTH:

A.	The number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors. ~~Effective as of June 28, 2004~~ Upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Date”), ~~the directors shall be divided into three classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Date hereof; the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Date hereof; the term of office of the third class to expire at the third annual meeting of stockholders following the Effective Date hereof; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election.~~ each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2013 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders, (ii) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders, and (iii) at the 2015 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

Our Board of Directors has also approved the amendment and restatement of our Amended and Restated Bylaws to eliminate the Board’s classified structure, subject to and effective upon the filing of the Amended and Restated Certificate of Incorporation eliminating the classified board structure with the Secretary of State of the State of Delaware.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting is required to approve the Amendment and Restatement of the Amended and Restated Certificate of Incorporation. Shares that are voted “abstain” are treated as the same as voting against this proposal.

The Board of Directors Recommends a Vote “For” Approving the Amendment and Restatement of the

Amended and Restated Certificate of Incorporation to Eliminate the Classified Board Structure.

PROPOSAL 3

APPROVAL OF THE 2013 EQUITY INCENTIVE PLAN

Proposal

The stockholders are being asked to approve a new 2013 Equity Incentive Plan (the “2013 Plan”) and its material terms. The Board of Directors adopted the 2013 Plan on March 14, 2013, subject to approval from the stockholders at the 2013 Annual Meeting of Stockholders. If approved, the 2013 Plan will replace our current 2004 Equity Incentive Plan (the “2004 Plan”) and 2004 Outside Directors Stock Plan (the “Directors Plan” and together with the 2004 Plan, the “Prior Plans”), and each of the Prior Plans will cease to permit the grant of new awards. The 2004 Plan and Directors Plan, however, will continue to govern awards previously granted thereunder.

The Board of Directors has determined that it is in the best interests of the Company to adopt the 2013 Plan and is asking the Company’s stockholders to approve the 2013 Plan. If the stockholders approve the 2013 Plan, we will not make new grants under the Prior Plans. If the stockholders do not approve the 2013 Plan, the Prior Plans will remain in place, but we may not have a sufficient number of shares under the Prior Plans to meet our anticipated needs as discussed in greater detail below, and we will not be permitted to grant awards under either Prior Plan upon their expiration on March 1, 2014.

As of March 8, 2013, the Company had approximately 21,632,000 shares available for grant under the 2004 Plan and 2,168,000 shares available for grant under the Directors Plan and 1,068,000 shares available for grant under the Company’s 2006 Inducement Equity Incentive Plan (the “2006 Plan”), in each case after the adjustment for the 4:1 stock split implemented in April 2013. The Board of Directors and the Compensation Committee of the Board of Directors believe these amounts are insufficient to meet our anticipated needs through the Prior Plans’ expiration on March 1, 2014, absent a dramatic change in our current equity granting practice. Given that the Company has a significant institutional stockholder base, we considered proxy advisory firm guidelines in determining the number of shares under the 2013 Plan for which we are asking stockholder approval.

We are asking for approval of 48,000,000 shares in addition to the number of shares we already have available for grant under the Prior Plans, which will be added to the 2013 Plan share reserve. Any shares subject to outstanding awards under the Prior Plans that expire, or are otherwise forfeited to or repurchased by the Company following the 2013 Annual Meeting, also will be available for future grant under the 2013 Plan, if approved, as described further below. The 2006 Plan will remain in effect, and no shares from the 2006 Plan will become available for grant under the 2013 Plan if it is approved.

As of March 8, 2013, the Company has outstanding approximately, 27,540,000 stock options to purchase of common shares under salesforce.com-originated equity plans (including the Prior Plans, the 1999 Stock Option Plan and the 2006 Plan), 164,000 unvested restricted shares, and 25,472,000 restricted stock units. An additional 1,048,000 stock options and 108,000 restricted stock units are outstanding under equity awards assumed in connection with mergers and other corporate transactions as of March 8, 2013. As of March 8, 2013, the Company’s outstanding stock options (including options granted under salesforce.com-originated equity plans and options assumed in connection with mergers and other corporate transactions) have a weighted average per share exercise price of $26.80 and a weighted average remaining contractual term of 3.11 years. Accordingly, our approximately 54,332,000 outstanding awards (not including awards under our employee stock purchase plan) plus 24,868,000 shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of March 8, 2013 represent approximately 13.4% of our outstanding shares (commonly referred to as the “overhang”).

After carefully forecasting our anticipated growth rate for the next few years and considering our historical forfeiture rates, we currently believe that the share reserve under the 2013 Plan, along with the 2006 Plan, which is available only for limited use to induce new employees to join us, will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation program for the next two years. However, a change in business conditions, Company strategy or equity market performance could alter this projection.

Given that the 2004 Plan is, by its terms, set to expire on March 1, 2014, and we wanted to revisit our equity plan provisions to include various provisions that we believe reflect current best compensation practices, we felt that a new equity plan, rather than an amendment of the 2004 Plan, was appropriate. We believe that the 2013 Plan, which includes the following changes from the Prior Plans, contains provisions consistent with current best compensation practices:

•	the 2013 Plan does not include an evergreen provision to automatically increase the number of shares available under it, which provision had been included in the 2004 Plan;

•

the inclusion of a fungible share ratio of 2.15:1, which results in each share subject to a “full-value” award (restricted stock, restricted stock units, performance shares or performance units) under the 2013 Plan being counted as 2.15 shares for purposes of determining the number of shares that remain available for future awards;

•

the inclusion of a favorable share counting methodology, which results in the following shares not being available for future grant under the 2013 Plan: (i) shares used in connection with the exercise of an option and/or stock appreciation right to pay the exercise price or purchase price of such award or satisfy applicable tax withholding obligations and (ii) gross number of shares subject to stock appreciation rights that are exercised;

the inclusion of fixed limits as to the maximum number of awards that could be granted in each fiscal year of the Company to non-employee directors;

•

automatic grants to non-employee directors are not included in the 2013 Plan; instead, any automatic or discretionary grants will be separately determined by the Board of Directors and the grants will be made under the 2013 Plan. The Board of Directors has approved that, upon the effectiveness of the 2013 Plan, non-employee directors will be eligible to receive automatic quarterly grants of the same number of fully-vested shares (3,200 shares per quarter) as they currently receive under the Directors Plan. This automatic grant policy will remain in effect until and unless changed by the Board of Directors. As under the Prior Plans, non-employee directors will remain eligible for other discretionary awards under the 2013 Plan (other than performance-based cash bonus awards and incentive stock options, which may only be granted to employees);

•	the removal of the automatic single-trigger change in control vesting acceleration provision for future non-employee director awards;

•	the flexibility to grant stock options and stock appreciation rights with a maximum term of seven years, rather than the five year maximum under the 2004 Plan (ten years under the Directors Plan); and

•	the flexibility to grant performance-based cash bonus awards under the 2013 Plan to our employees, up to the limits described below.

The Board of Directors and the Compensation Committee of the Board of Directors believe that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Board of Directors and the Compensation Committee of the Board of Directors expect that the 2013 Plan will be an important factor in attracting, retaining and rewarding high caliber employees and directors who are essential to our success and in providing incentive to these individuals to promote the success of the Company.

Accordingly, the Board of Directors believes adoption of the 2013 Plan is in the best interests of the Company and its stockholders and recommends a vote “For” the approval of the 2013 Plan.

Reasons for Voting for the Approval of the 2013 Equity Incentive Plan

Long-Term Equity is a Key Component of our Compensation Objective

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a high-growth business operation in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, but that also reward personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders.

To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of equity awards, the value of which depends on our stock performance. Our goal is for long-term equity awards to continue to represent a significant portion of our employees’ total compensation. We believe this approach helps to encourage long-term focus from our employees and provide the Company with an important retention tool for key employees, as the awards generally are subject to vesting over an extended period of time subject to continued service with us.

Approximately 5,400 of our regular, full-time employees hold outstanding equity awards as of March 8, 2013. We believe that this strategy of granting equity to our employees not only aligns their interests with those of our stockholders but also significantly contributes to our ability to attract and retain employees. We compete for a limited pool of talented people, and face challenges in hiring and retaining such talent. We believe we must continue to use equity compensation to help attract, retain and motivate employees and other service providers to continue to grow our business, develop new products and ultimately increase stockholder value.

The Board of Directors and the Compensation Committee of the Board of Directors believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our equity award program is a primary vehicle for offering long-term incentives to the best possible employees. Our named executive officers and directors have an interest in this proposal as they will be eligible to receive equity awards under the 2013 Plan, if it is approved.

The Prior Plans Will Not Be Available for New Awards After March 1, 2014 and We Will No Longer Have Sufficient Shares Available for Grant

By their terms, no new awards may be granted under the Prior Plans after March 1, 2014, which means that those plans will not be useful to us in meeting our expected equity compensation needs after that date. Our 2006 Plan allows us to grant awards to new employees as a material inducement to their joining the company, which assists us in meeting a portion of the needs of our equity compensation programs. However, since awards under the 2006 Plan may be granted to only a limited group, the 2006 Plan and the remaining shares under the Prior Plans are not enough to meet all of our anticipated equity program needs. As a result, we may not be able to issue equity to our employees, directors and consultants in amounts that we believe are necessary to attract, retain and motivate them unless our stockholders approve the 2013 Plan.

We currently forecast granting options and full value awards (primarily in the form of restricted stock units) covering approximately 42,800,000 shares (75,600,000 fungible shares) over the next two years, which is equal to a total of approximately 7.3% of our common shares outstanding as of March 1, 2013. We also anticipate cancellation of options and forfeitures of restricted stock and restricted stock unit awards of approximately 11,244,000 shares over this period, based on our historic rates. If our expectation for cancellations is accurate, our net grants (grants less cancellations and forfeitures) over the next two-year period would be approximately 31,556,000 shares (55,740,000 fungible shares), or approximately 5.4% of our Common Stock outstanding as of March 1, 2013.

The alternative to using equity for retention and incentive purposes would be to increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in equity awards would be practical or advisable because, as a high-growth company, we believe that a combination of equity awards and cash compensation provide a more effective compensation vehicle than cash alone for attracting, retaining and motivating our employees and that equity awards are an effective way to ensure that employee and stockholder interests are closely aligned. Any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and reduce our cash flow from operations, which may adversely affect our business and operating results. We also do not believe that such a program would have significant long-term retention value and would not serve to align our employees’ interests as closely to those of our stockholders in the absence of equity incentives.

We Manage Our Equity Incentive Program Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and granting what we believe to be the appropriate number of equity awards needed to attract, reward and retain employees. Our three-year average burn-rate, which we define as the number of shares subject to equity awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, is 6.47%, which is below the suggested burn rate cap published by Institutional Shareholder Services Inc., a leading proxy advisory service.

The 2013 Plan Combines Compensation and Governance Best Practices

•	Administration. The 2013 Plan will be administered by the Compensation Committee of the Board of Directors, which is comprised entirely of independent non-employee directors.

•

Continued broad-based eligibility for equity awards.    We grant equity awards to a broad range of our employees. By doing so, we align employee interests with stockholder interests throughout the organization and motivate our employees to act in the best interests of our stockholders. Approximately 83% of all outstanding awards as of March 1, 2013 are held by employees who are not named executive officers or directors. In fiscal 2013, approximately 85% of all awards, on a share basis, were issued to employees who are not named executive officers or directors with 55% of all employees who are not named executive officers or directors receiving awards.

•

Stockholder approval is required for additional shares.    The 2013 Plan does not contain an annual “evergreen” provision. The 2013 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities that may be issued under the 2013 Plan.

•

Exchange or Repricing Programs are not allowed without stockholder approval.    The 2013 Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

No discount stock options or stock appreciation rights.    All stock options and stock appreciation rights will have an exercise price equal to at least the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

•

Share counting provisions.    In general, when awards granted under the 2013 Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the share reserve and will be available for future awards. However, shares that are tendered by holders or withheld by us to pay the exercise price of a stock option or stock appreciation right, or to satisfy tax withholding obligations upon exercise of a stock option or stock appreciation right will not be available for future awards. If a stock appreciation right is exercised, we will subtract from the shares available under the 2013 Plan the full number of shares subject to the portion of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.

•

Limit on full-value awards.    The 2013 Plan uses a “fungible share” concept under which the awards of options and stock appreciation rights cause one share per covered share to be removed from the available share pool, while each share subject to a full-value award will be counted against the pool as 2.15 shares.

•

Limited transferability.    In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, unless otherwise approved by the Board of Directors or a committee of the Board of Directors administering the 2013 Plan.

•	Annual limits on non-employee director grants. The 2013 Plan limits the number of shares available for each non-employee director award grants for each fiscal year of the Company.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

The 2013 Plan also is intended to give the Company, if it deems appropriate or desirable, the ability to grant awards that are intended to allow the Company to deduct in full for federal income tax purposes the compensation recognized by certain of its executive officers in connection with certain awards that may be granted to them under the 2013 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and certain other executive officers. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit if certain requirements are met. To enable compensation in connection with stock options, stock appreciation rights and certain full-value awards and performance bonus awards under the 2013 Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2013 Plan limits the sizes of such awards as further described (among other requirements) below in the 2013 Plan summary. By approving the 2013 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the Plan, performance measures upon which specific performance goals applicable to certain awards would be based, limits on the numbers of shares or compensation that could be granted to employees, and the other material terms of the 2013 Plan and awards granted under the 2013 Plan. Notwithstanding the foregoing, the Company retains the ability to grant awards under the 2013 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m).

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2013 Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2013 Plan and its material terms.

The Board of Directors Recommends a Vote “For” the Approval of the 2013 Plan.

Summary of the 2013 Equity Incentive Plan

The following is a summary of the principal features of the 2013 Plan and its operation. The summary is qualified in its entirety by reference to the 2013 Plan as set forth in Appendix B.

General

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

Subject to the adjustment provisions contained in the 2013 Plan, stockholders are being asked to approve 48,000,000 shares for issuance under the 2013 Plan, plus

•

any shares that, as of the date stockholders initially approve the 2013 Plan, have been reserved but not issued pursuant to any awards granted under the Prior Plans and are not subject to any awards granted thereunder, with the shares subject to the awards referenced in this first bullet credited to the aggregate number of shares that may be awarded under the 2013 Plan as one share for every one share subject thereto; provided however, that no more than 23,800,000 shares may be added to the 2013 Plan pursuant to this bullet; and

•

any shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the 2013 Plan, expire or otherwise terminate without having been vested or exercised in full, shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the 2013 Plan, are forfeited to or repurchased by the Company due to failure to vest, and shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the 2013 Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the shares subject to those of the awards referenced in this second bullet that are stock options and/or stock appreciation rights credited to the aggregate number of shares that may be awarded under the 2013 Plan as one share for every one share subject thereto, and the shares subject to those of the awards referenced in this second bullet that are awards other than stock options or stock appreciation rights credited to the aggregate number of shares that may be awarded under the 2013 Plan as 2.15 shares for every one share subject thereto; provided, however, that no more than 54,332,000 shares may be added to the 2013 Plan pursuant to this bullet.

Any shares subject to options or stock appreciation rights shall be counted against the share reserve as one share for every one share subject thereto. Any shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (including restricted stock, restricted stock units, performance units and performance shares) shall be counted against the share reserve as 2.15 shares for every one share subject thereto and shall be counted as 2.15 shares for every one share returned to or deemed not issued from the 2013 Plan. The shares may be authorized, but unissued, or reacquired Common Stock.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased shares subject to such award will become available for future grant or sale under the 2013 Plan. With respect to the exercise of stock appreciation rights, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, will cease to be available under the 2013 Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2013 Plan. Shares used to pay the exercise price or purchase price of an award other than an option or stock appreciation right and/or to satisfy the tax withholding obligations of an award other than an option or stock appreciation right will become available for future grant or sale under the 2013 Plan. Shares used to pay the exercise price or purchase price of an option or stock appreciation right and/or to satisfy the tax withholding obligations of an option or stock appreciation right will not become available for future grant or sale under the 2013 Plan. Shares issues pursuant to awards transferred under any award transfer program will not again be available for grant under the 2013 Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the 2013 Plan. Subject to the adjustment provisions of the 2013 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options is the total number of shares reserved for issuance as described above plus, to the extent permitted by the incentive stock option rules, the number of shares that become available for issuance under the 2013 Plan under this paragraph.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock occurs, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of shares that may be delivered under the 2013 Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the numerical award grant limitations. Any fractional shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board of Directors or a committee of individuals satisfying applicable laws appointed by the Board of Directors (the “Committee”). The Board of Directors has appointed the Compensation Committee of the Board of Directors as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Securities Exchange Act of 1934, the members of the Committee must qualify as “non-employee directors” under such rule. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board of Directors.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards also may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 1, 2013, there were approximately 10,000 employees, including five Named Executive Officers, and there were approximately eight non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan.

Stock Options

Each option granted under the 2013 Plan will be evidenced by a written or electronic agreement between the Company and a participant specifying the number of shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan. At any time after the date of grant, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which the restrictions will lapse or be removed.

The exercise price per share of each option may not be less than the fair market value of a share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the New York Stock Exchange.

The 2013 Plan provides that the Administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of no more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator will determine and specify in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option to the extent vested for (i) 90 days following his or her termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods described in the immediately preceding sentence, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the tenth day following the date on which a sale of the shares by the participant would no longer be subject to suit. The option will terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares generally will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any vesting criteria or accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2013 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be settled, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement.

Participants holding restricted stock units will have no voting rights with respect to the shares represented by the restricted stock units until the date the underlying shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividend) to which the participant would be entitled by reason of the shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan. At any time after the date of grant, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which the restrictions will lapse or be removed.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or shares granted under the 2013 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying any vesting conditions, the number of performance units or shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals, applicable federal or state securities laws, or any other basis, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares will have no voting rights with respect to the shares represented by the performance units and/or performance shares until the date the underlying shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate. In the event of a dividend or distribution paid in shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The Administrator has complete discretion to determine the amount of the cash bonus that could be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the Administrator desires that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonuses under the 2013 Plan qualify as “performance-based compensation” under Section 162(m) (discussed below), then the award may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), on a per-share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, and/or other segment), and/or on a pre-tax or after-tax basis. Prior to latest date by which would meet the requirements under Section 162(m), the Administrator will determine whether any significant element(s) or item(s) will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator latest date by which would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to one or more of the above-listed performance goals and intended to qualify as “performance-based compensation” under Section 162(m), within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants who are covered employees for Section 162(m) purposes, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved (unless otherwise permitted by Section 162(m) and determined by the Administrator).

Grants to Non-Employee Directors

Our non-employee directors will be eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below. If approved by our stockholders, the 2013 Plan will replace our Directors Plan, and no new awards will be granted under the Directors Plan. Any automatic or discretionary grants will be separately determined by the Board of Directors from time to time (for instance, through resolutions or a separately adopted policy) and the grants will be made under the 2013 Plan. We felt it was appropriate to terminate the Directors Plan and instead grant non-employee director awards under the same equity plan under which most of our employee equity awards are granted.

The Board of Directors has approved that, upon the effectiveness of the 2013 Plan, non-employee directors will be eligible to receive automatic quarterly grants of the same number of fully vested shares (3,200 per quarter) as they currently receive under the Directors Plan. These automatic grants will remain in effect until and unless changed by the Board of Directors. As under the Prior Plans, non-employee directors will remain eligible for other discretionary awards under the 2013 Plan (other than, as noted above, performance bonus awards and incentive stock options, which may only be granted to employees).

Individual Award Limitations (including Non-Employee Directors Award Limitations)

The 2013 Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of shares and/or dollars which could be issued to any one employee in any fiscal year pursuant to:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options and/or Stock Appreciation Right	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, and/or Performance Shares	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

In addition, the 2013 Plan permits the granting of performance bonus awards, provided that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted, the cancelled award will be counted against the share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was decided after consultation with the Compensation Committee’s independent compensation consultant, Compensia, Inc. The limit is intended to accommodate the Company’s current and expected future practice of granting non-employee directors of 3,200 shares per quarter, and also allows us to have the flexibility to make corresponding adjustments to the grant levels in the future in order to maintain the value of the equity compensation paid to non-employee directors should the value of our stock significantly change, and/or to increase the value of such compensation if we believe it is appropriate or desirable to do so; for instance, to maintain the competitiveness of our compensation program and our ability to attract talented directors.

The Administrator will adjust the share limitations in this section in the event of any adjustment to the Company’s shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period. This treatment differs from the treatment under the 2004 Plan. The 2004 Plan does not require acceleration of vesting of awards that are not assumed or substituted for in a change in control, although our 2004 Plan option agreements generally provided for acceleration of vesting under such circumstances and the 2004 Plan administrator (currently the Compensation Committee of our Board of Directors) has discretion to accelerate awards.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquiror), then his or her options and stock appreciation rights will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

Termination or Amendment

The 2013 Plan will automatically terminate 10 years from the date of its initial adoption by the Board of Directors, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without shareholder approval except as described under “Administration” above. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2013 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 2013 Plan has been designed to permit (but not require) the Administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2013 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance other than with respect to the automatic grants to non-employee directors which have been approved by the Board, which automatic grants are for the same (split-adjusted) number of shares as in effect under the Directors Plan. The following table sets forth (on a split-adjusted basis) (i) the aggregate number of shares of Common Stock subject to awards granted under the Prior Plans and the 2006 Plan during the fiscal year ended January 31, 2013, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of restricted stock and/or restricted stock units issued under the Prior Plans and the 2006 Plan during the fiscal year ended January 31, 2013, and (iv) the dollar value of such shares or units based on $46.46 per share, the closing price of a share of our Common Stock on the New York Stock Exchange on March 8, 2013.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares subject to Restricted Stock Awards and/or Restricted Stock Units (#)	Dollar Value of Shares subject to Restricted Stock Awards and/or Restricted Stock Units ($)
Marc Benioff, Chief Executive Officer and Chairman of the Board of Directors	1,500,000	39.09	—	—

Graham Smith, Executive Vice President and Chief Financial Officer	210,800	39.09	18,400	854,910

Blair Crump, President, Global Enterprise	581,872	36.53	54,240	2,520,126

Parker Harris, Co-Founder	240,800	39.09	21,200	985,005

Frank van Veenendaal, Vice Chairman	356,168	38.05	32,160	1,494,234

All executive officers, as a group	3,530,496	38.53	182,456	8,477,362

All directors who are not executive officers, as a group	—	—	102,400	4,757,760

All employees who are not executive officers, as a group	3,151,512	36.02	15,639,968	726,672,013

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the 2013 Plan. Unless marked to the contrary, proxies received will be voted “FOR” approval of the 2013 Plan and its material terms.

The Board of Directors Recommends a Vote “For” the Approval of the 2013 Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2014. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2013 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP which sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2013 and 2012.

	Fiscal 2013	Fiscal 2012
Audit Fees (1)	$4,693,527	$4,474,460
Audit-Related Fees (2)	801,626	880,072
Tax Fees (3)	1,023,459	835,000
All Other Fees	—	—

Total	$6,518,612	$6,189,532

(1)	Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for the attestation of internal control and management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for consultations on accounting issues and our compliance with Section 404 the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2013 were approved in advance by the Audit Committee.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

The Board of Directors Recommends a Vote “For” Ratification of the Appointment of Ernst & Young LLP

as our Independent Registered Public Accounting Firm.

PROPOSAL 5

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2013 as disclosed in this Proxy Statement. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive Officers, who are critical to our success. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are expected to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2013 compensation of the Named Executive Officers.

Fiscal Year 2013 Business Highlights

Although the volatility in the global economic environment over the past few fiscal years has presented several challenges for the Company, in fiscal 2013 we achieved several significant financial results and we believe the compensation program for the Named Executive Officers was instrumental in helping us achieve strong financial performance, including:

•	Generated record full fiscal year revenue of $3.05 billion, an increase of 35% on a year-over-year basis;

•	Generated cash from operations of $737 million, a 25% increase on a year-over-year basis; and

•	Completed fiscal 2013 with a deferred revenue balance of $1.86 billion, an increase of 35% on a year-over-year basis.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and competitive industry. For our executives, including the Named Executive Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our Common Stock.

The Compensation Committee regularly reviews our executive compensation program to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. This includes establishing performance target levels based on financial measures we believe to be important to our stockholders. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our executive compensation program is competitive with market practices.

We believe that our executive compensation program has been effective at encouraging the achievement of positive results, appropriately aligning pay and performance and in enabling us to attract and retain very talented executives within our industry.

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of our fiscal 2013 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables within the “Executive Compensation and Other Matters” section of this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders of the Company pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2013 and the other compensation tables and narrative disclosure within the Executive Compensation and Other Matters section of such Proxy Statement.”

Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

As an advisory vote, the outcome of the vote on this Proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of this vote when making future compensation decisions for the Named Executive Officers.

The Board of Directors Recommends a Vote “For” Approving on an Advisory Basis the Compensation of the

Named Executive Officers.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Burke F. Norton

Executive Vice President, Chief Legal Officer and

Secretary

May     , 2013

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SALESFORCE.COM, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

salesforce.com, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is salesforce.com, inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 3, 1999. The original Certificate of Incorporation was then amended and restated by the following: an Amended and Restated Certificate of Incorporation filed on March 20, 2013; an Amended and Restated Certificate of Incorporation filed June 28, 2004; a certificate of change of registered agent filed January 19, 2006; and certificates of ownership filed June 30, 2006, January 27, 2011 and October 4, 2012.

B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

C. The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read in full as follows:

FIRST:	The name of the corporation is salesforce.com, inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Six Hundred Five Million (1,605,000,000) shares consisting of:

1. One Billion Six Hundred Million (1,600,000,000) shares of common stock, par value of one-tenth of one cent ($.001) per share (the “Common Stock”).

2. Five Million (5,000,000) shares of preferred stock, par value of one-tenth of one cent ($.001) per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. Special meetings of stockholders of the Corporation may be called only by either the Board of Directors, the Chairman of the Board or the President of the Corporation.

SIXTH:	A. The number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors. Upon the filing of this Amended and Restated Certificate of Incorporation (the “Effective Date”), each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the Effective Date shall be shortened. Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2013 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2014 annual meeting of stockholders, (ii) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2015 annual meeting of stockholders, and (iii) at the 2015 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C and D of Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

D. The stockholders of the Corporation took action on June 6, 2013 at an annual meeting of stockholders in accordance with the applicable provisions of Sections 222 and 242 of the Delaware General Corporation Law in order to approve the foregoing amendment and restatement.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this      day of                     .

SALESFORCE.COM, INC.

By:
Name:
Title:

APPENDIX B

SALESFORCE.COM, INC.

2013 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2. Definitions.    As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i) “Change in Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or.

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means salesforce.com, inc., a Delaware corporation, or any successor thereto.

(n) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r) “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(s) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(v) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The

Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(w) “Fiscal Year” means the fiscal year of the Company.

(x) “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(y) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Inside Director” means a Director who is an Employee.

(aa) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc) “Option” means a stock option granted pursuant to the Plan.

(dd) “Outside Director” means a Director who is not an Employee.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Participant” means the holder of an outstanding Award.

(gg) “Participating Company” means the Company or any Affiliate.

(hh) “Performance-Based Award” means any Award that are subject to the terms and conditions set forth in Section 13. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

(ii) “Performance Bonus Award” means a cash award set forth in Section 12.

(jj) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i) revenue;

(ii) gross margin;

(iii) operating margin;

(iv) operating income;

(v) operating profit or net operating profit;

(vi) pre-tax profit;

(vii) earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii) net income;

(ix) cash flow (including operating cash flow or free cash flow);

(x) expenses;

(xi) the market price of the Common Stock;

(xii) earnings per share;

(xiii) return on stockholder equity;

(xiv) return on capital;

(xv) return on assets or net assets;

(xvi) return on equity;

(xvii) return on investment;

(xviii) economic value added;

(xix) number of customers;

(xx) stock price;

(xxi) growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii) market share;

(xxiii) contract awards or backlog;

(xxiv) overhead or other expense reduction;

(xxv) credit rating;

(xxvi) objective customer indicators;

(xxvii) new product invention or innovation;

(xxviii) attainment of research and development milestones; and

(xxix) improvements in productivity.

The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(kk) “Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(ll) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(mm) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(nn) “Plan” means this 2013 Equity Incentive Plan.

(oo) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(pp) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(qq) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss) “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(tt) “Securities Act” means the Securities Act of 1933, as amended.

(uu) “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(vv) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ww) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(xx) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy) “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 48,000,000 Shares, plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan

(unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c) Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(v) Delegation of Authority for Day-to-Day Administration; Authority of Officers.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b) Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 18 of the Plan;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii) to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii) to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv) to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5. Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6. Limitations.

(a) Incentive Stock Options.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b) Section 162(m) Limitations.    The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 16, during any Fiscal Year, no Employee will be granted:

(i) Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii) Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii) Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

(iv) Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.

(v) If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c) Outside Director Award Limitations.    Subject to adjustment as provided in Section 16, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

7. Stock Options.

(a) Grant of Option.    Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b) Term of Option.    The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. At any time after the grant of an Option, the Administrator, in its sole discretion, may reduce or waive any vesting criteria or waiting periods and may accelerate the time at which any restrictions will lapse or be removed.

(iii) Form of Consideration.    The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v) Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e) Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 27 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

(f) Extension if Participant Subject to Section 16(b).    Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the expiration of the term of such Option as set forth in the Award Agreement.

8. Restricted Stock.

(a) Grant of Restricted Stock.    Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. For purposes of clarity, an Award of Restricted Stock may be granted without vesting conditions or other restrictions. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c) Transferability.    Except as provided in this Section 8, Section 15 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d) Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i) General Restrictions.    The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e) Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f) Legend on Certificates.    The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g) Voting Rights.    During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h) Dividends and Other Distributions.    During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or distributions shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(i) Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant.    Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Award Agreement.    Each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Vesting Criteria and Other Terms.    The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i) General Restrictions.    The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(d) Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(e) Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f) Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g) Voting Rights, Dividend Equivalents and Distributions.    Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the

Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares.    Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c) Exercise Price and Other Terms.    The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. At any time after the grant of a Stock Appreciation Right, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed.

(d) Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares.    Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b) Award Agreement.    Each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d) Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Restrictions.    The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e) Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit and/or Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit or Performance Share, as applicable, and may accelerate the time at which any restrictions will lapse or be removed.

(f) Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g) Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h) Voting Rights, Dividend Equivalents and Distributions.    Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12. Performance Bonus Awards.

(a) Grant of Performance Bonus Awards.    Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such

Performance Bonus Award paid to an Employee who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”) will be based upon objectively determinable bonus formulas established in accordance with Section 13.

(b) Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13. Terms and Conditions of Any Performance-Based Award.

(a) Purpose.    The purpose of this Section 13 is to provide the Administrator the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

(b) Applicability.    This Section 13 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.

(e) Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14. Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards.

(a) Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

16. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 16(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control.    In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation

Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d) Outside Director Awards.    With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

17. Deferrals.    The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

18. Tax.

(a) Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b) Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c) Compliance With Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

19. No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20. Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21. Term of Plan.    Subject to Section 30 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 22 of the Plan.

22. Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23. Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

24. Severability.    If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

25. Fractional Shares.    The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

26. Unfunded Obligation.    Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

27. Conditions Upon Issuance of Shares.

(a) Legal Compliance.    The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

28. Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

29. Forfeiture Events.    The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

30. Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Stratton Sclavos	☐	☐	☐	02 - Lawrence Tomlinson	☐	☐	☐	03 - Shirley Young	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the amendment and restatement of the Amended and Restated Certificate of Incorporation of the Company to eliminate the classified structure of the Board of Directors.	☐	☐	☐	3. Approval of the Company’s 2013 Equity Incentive Plan.	☐	☐	☐

4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending on January 31, 2014.	☐	☐	☐	5. Advisory vote to approve the resolution on the compensation of the named executive officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please mark the proxy, sign exactly as your name appears herein, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013

The Notice and Proxy Statement and Annual Report are available at www.envisionreports.com/CRM.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — salesforce.com, inc.

Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors

The undersigned hereby appoints Marc Benioff, Graham Smith and Burke Norton, or any of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of salesforce.com, inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 6, 2013, at 2:00 p.m., local time, at the St. Regis Hotel, 125 3rd Street, San Francisco, California 94103 and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” Proposals 1, 2, 3, 4 and 5.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, Proxy Statement and the Company’s 2013 Annual Report.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO THE DATE SPECIFIED IN THE PROXY.

(Continued and to be dated and signed on the reverse side.)